EXHIBIT 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                  BY AND AMONG

                              OMEGA RESEARCH, INC.,
                           ONLINETRADINGINC.COM CORP.,
                           ONLINE TRADING GROUP, INC.,
                         OMEGA ACQUISITION CORPORATION,
                                       AND
                      ONLINETRADING ACQUISITION CORPORATION


                                January 19, 2000

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ARTICLE I

         THE MERGER...............................................................................................2
                  1.1      The Merger.............................................................................2
                  1.2      Closing, Effective Time................................................................2
                  1.3      Effect of the Merger...................................................................3
                  1.4      Articles of Incorporation, Bylaws......................................................3
                  1.5      Directors and Officers.................................................................3
                  1.6      Effect on Capital Stock................................................................5
                  1.7      Surrender of Certificates..............................................................8
                  1.8      No Further Ownership Rights in Omega
                           Capital Stock or Online Capital Stock..................................................9
                  1.9      Lost, Stolen or Destroyed Certificates................................................10
                  1.10     Tax and Accounting Consequences.......................................................10
                  1.11     Withholding Rights....................................................................10
                  1.12     Taking of Necessary Action, Further Action............................................10

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF OMEGA........................................................10
                  2.1      Organization, Standing and Power......................................................11
                  2.2      Capital Structure.....................................................................11
                  2.3      Authority.............................................................................12
                  2.4      Omega SEC Documents; Omega Financial Statements.......................................13
                  2.5      Absence of Certain Changes............................................................14
                  2.6      Absence of Undisclosed Liabilities....................................................14
                  2.7      Litigation............................................................................14
                  2.8      Restrictions on Business Activities...................................................15
                  2.9      Compliance With Laws..................................................................15
                  2.10     Title to Property.....................................................................15
                  2.11     Intellectual Property.................................................................16
                  2.12     Environmental Matters.................................................................17
                  2.13     Taxes.................................................................................18
                  2.14     Employee Benefit Plans................................................................19
                  2.15     Employee Matters......................................................................22
                  2.16     Interested Party Transactions.........................................................23
                  2.17     Insurance.............................................................................23
                  2.18     Regulatory Matters....................................................................23
                  2.19     Material Contracts....................................................................25
                  2.20     Omega Options.........................................................................27
                  2.21     Registration Statement, Joint Proxy Statement/Prospectus..............................27
                  2.22     Opinion of Financial Advisor..........................................................28
                  2.23     Omega Affiliate Agreements............................................................28
                  2.24     State Takeover Statutes...............................................................28

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                  2.25     Tax and Accounting Treatment..........................................................29
                  2.26     Brokers' and Finders' Fees............................................................29
                  2.27     Representations Complete..............................................................29

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF ONLINE.........................................................29
                  3.1      Organization, Standing and Power......................................................29
                  3.2      Capital Structure.....................................................................30
                  3.3      Authority.............................................................................31
                  3.4      Online SEC Documents; Online Financial Statements.....................................32
                  3.5      Absence of Certain Changes............................................................32
                  3.6      Absence of Undisclosed Liabilities....................................................33
                  3.7      Litigation............................................................................33
                  3.8      Restrictions on Business Activities...................................................33
                  3.9      Compliance With Laws..................................................................34
                  3.10     Title to Property.....................................................................34
                  3.11     Intellectual Property.................................................................34
                  3.12     Environmental Matters.................................................................36
                  3.13     Taxes.................................................................................37
                  3.14     Employee Benefit Plans................................................................37
                  3.15     Employee Matters......................................................................40
                  3.16     Interested Party Transactions.........................................................41
                  3.17     Insurance.............................................................................41
                  3.18     Regulatory Matters....................................................................42
                  3.19     Material Contracts....................................................................43
                  3.20     Online Options........................................................................45
                  3.21     Registration Statement, Joint Proxy Statement/Prospectus..............................46
                  3.22     Opinion of Financial Advisor..........................................................46
                  3.23     Online Affiliate Agreements...........................................................46
                  3.24     State Takeover Statutes...............................................................46
                  3.25     Tax and Accounting Treatment..........................................................47
                  3.26     Brokers' and Finders' Fees............................................................47
                  3.27     Representations Complete..............................................................47

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF NEWCO...........................................................47
                  4.1      Organization, Standing and Power......................................................47
                  4.2      Capital Structure.....................................................................48
                  4.3      Authority.............................................................................48
                  4.4      Absence of Undisclosed Liabilities....................................................49
                  4.5      Litigation............................................................................49
                  4.6      Registration Statement; Joint Proxy Statement/Prospectus..............................49
                  4.7      Tax Treatment.........................................................................50
                  4.8      Brokers' and Finders' Fees............................................................50
                  4.9      Representations Complete..............................................................50

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ARTICLE V      CONDUCT PRIOR TO THE EFFECTIVE TIME...............................................................50
                  5.1      Conduct of Businesses of Omega and Online.............................................50
                  5.2      Online Conduct of Business............................................................51
                  5.3      Omega Conduct of  Business............................................................52
                  5.4      No Solicitation.......................................................................52

ARTICLE VI     ADDITIONAL AGREEMENTS.............................................................................53
                  6.1      Registration Statement, Joint Proxy Statement/Prospectus..............................53
                  6.2      Meetings of Shareholders..............................................................55
                  6.3      Access to Information.................................................................55
                  6.4      Confidentiality.......................................................................56
                  6.5      Public Disclosure.....................................................................56
                  6.6      Consents; Cooperation.................................................................56
                  6.7      Reasonable Best Efforts and Further Assurances........................................57
                  6.8      Blue Sky Laws.........................................................................57
                  6.9      Nasdaq Quotation......................................................................57
                  6.10     Public Accounting.....................................................................57
                  6.11     Affiliate Agreements..................................................................57
                  6.12     Tax Treatment.........................................................................58
                  6.13     Omega and Online Options..............................................................58
                  6.14     Nasdaq Listing of Newco Common Stock..................................................60
                  6.15     Form 8-A..............................................................................60
                  6.16     Form S-8..............................................................................60
                  6.17     Employees.............................................................................60
                  6.18     Director and Officer Indemnification..................................................60
                  6.19     Comfort Letters.......................................................................61
                  6.20     Shareholder Litigation................................................................61
                  6.21     Observation Rights....................................................................62
                  6.22     Errors and Omissions Insurance........................................................62

ARTICLE VII     CONDITIONS TO THE MERGER.........................................................................62
                  7.1      Conditions to Obligations of Each Party to Effect the Merger..........................62
                  7.2      Additional Conditions to Obligations of Online........................................63
                  7.3      Additional Conditions to the Obligations of Newco,
                           Merger Subs and Omega.................................................................64

ARTICLE VIII     TERMINATION, AMENDMENT AND WAIVER...............................................................66
                  8.1      Termination...........................................................................66
                  8.2      Effect of Termination.................................................................67
                  8.3      Expenses and Termination Fees.........................................................68
                  8.4      Amendment.............................................................................69
                  8.5      Extension; Waiver.....................................................................69

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ARTICLE IX     GENERAL PROVISIONS................................................................................69
                  9.1      Non-Survival at Effective Time........................................................69
                  9.2      Notices...............................................................................69
                  9.3      Interpretation........................................................................70
                  9.4      Counterparts..........................................................................71
                  9.5      Entire Agreement; Nonassignability; Parties in Interest...............................71
                  9.6      Severability..........................................................................71
                  9.7      Remedies Cumulative...................................................................71
                  9.8      Governing Law.........................................................................71
                  9.9      Rules of Construction.................................................................72
                  9.10     Definitions...........................................................................72
                  9.11     Specific Performance..................................................................72
                  9.12     Prevailing Party Legal Fees...........................................................72

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SCHEDULES

Omega Disclosure Schedule
Online Disclosure Schedule
Newco Disclosure Schedule

Schedule 6.11(a)
Schedule 6.11(b)
Schedule 6.17(a)
Schedule 6.17(b)

EXHIBITS

Exhibit A         -        Intentionally Omitted
Exhibit B         -        Form of Omega Affiliate Agreement
Exhibit C         -        Form of Online Affiliate Agreement
Exhibit D-1       -        Form of Employment Agreement
Exhibit D-2       -        Form of Non-Competition and Non-Disclosure Agreement

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the
"Agreement") is made and entered into as of January 19, 2000, by and among Omega Research, Inc., a Florida corporation ("Omega"), onlinetradinginc.com corp., a Florida corporation ("Online"), Online Trading Group, Inc., a Florida corporation ("Newco"), and Omega Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Online Merger Sub") (together, Omega Merger Sub and Online Merger Sub are collectively referred to herein as "Merger Subs") .

                                 R E C I T A L S

         A. The Board of Directors of Omega has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Omega and its shareholders that, upon the terms and subject to the conditions of this Agreement, Omega Merger Sub merge with and into Omega, with Omega being the surviving corporation (which merger, together with the merger described in paragraph B below, is collectively referred to herein as the "Merger"), (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) recommended the approval of this Agreement and the Merger by the shareholders of Omega.

         B. The Board of Directors of Online has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Online and its shareholders that, upon the terms and subject to the conditions of this Agreement, Online Merger Sub merge with and into Online, with Online being the surviving corporation, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) recommended the approval of this Agreement and the Merger by the shareholders of Online.

         C. The Board of Directors of Newco has (i) determined that the Merger is advisable and in the best interests of Newco and its shareholder and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby.

         D. Pursuant to the Merger, among other things, the outstanding shares of Common Stock, par value $.01 per share ("Omega Common Stock"), of Omega shall be converted into the right to receive the consideration set forth herein and the outstanding shares of Common Stock, par value $.01 per share ("Online Common Stock"), of Online shall be converted into the right to receive the consideration set forth herein.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, and as a pooling of interests for financial accounting purposes.

         F. Concurrently with the execution of this Agreement and as an inducement to Newco and Merger Subs, Omega and Online to enter into this Agreement, (a) Omega and Online have entered into a stock option agreement dated the date hereof (the "Online Option Agreement")

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providing for the purchase under certain circumstances by Omega of newly-issued shares of Online Common Stock, (b) Omega and Online have entered into a stock option agreement dated the date hereof (the "Omega Option Agreement") providing for the purchase under certain circumstances by Online of newly issued shares of Omega Common Stock, (c) certain affiliates of Omega have on the date hereof entered into Shareholder Agreements (the"Omega Shareholder Agreements") pursuant to which they have agreed, among other things, to vote the shares of Omega Common Stock beneficially owned by such persons to approve this Agreement and the Merger, and (d) certain affiliates of Online have on the date hereof entered into Shareholder Agreements (the "Online Shareholder Agreements") pursuant to which they have agreed, among other things, to vote the shares of Online Common Stock beneficially owned by such persons to approve this Agreement and the Merger. The Omega Option Agreement and Online Option Agreement are sometimes referred to herein as the "Option Agreements."

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the plan of merger (the "Plan of Merger") in the form of and as set forth in this Agreement (or such other instrument setting forth the plan of merger as set forth in this Article I) and the applicable provisions of the Florida Business Corporation Act ("Florida Law"), (i) Omega Merger Sub shall be merged with and into Omega, the separate corporate existence of Omega Merger Sub shall cease and Omega shall continue as the surviving corporation and (ii) Online Merger Sub shall be merged with and into Online, the separate corporate existence of Online Merger Sub shall cease and Online shall continue as the surviving corporation. Omega as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Omega Surviving Corporation," Online as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Online Surviving Corporation," and Omega Surviving Corporation and Online Surviving Corporation are sometimes hereinafter collectively referred to as the "Surviving Corporations."

         1.2 CLOSING, EFFECTIVE TIME. The consummation of the Merger (the "Closing") shall take place as soon as practicable, and in any event not later than two (2) business days, after the satisfaction or waiver of each of the conditions set forth in Article VII hereof or at such other time as the parties hereto may mutually in writing agree (the "Closing Date"). The Closing shall take place at the offices of Bilzin Sumberg Dunn Price & Axelrod LLP, 2500 First Union Financial Center, Miami, Florida 33131-2336, or at such other location as the parties hereto may agree in writing. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Plan of Merger with the Secretary of State of the State of Florida, in accordance with the relevant provisions of Florida Law (the time of such filing, or such later time

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as may be mutually in writing agreed to by the parties and set forth in the Plan of Merger, being hereinafter referred to as the "Effective Time").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of Florida Law. Without limiting the generality of the foregoing, and subject to the foregoing, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of Omega and Omega Merger Sub shall vest in the Omega Surviving Corporation, and all debts, liabilities and duties of Omega and Omega Merger Sub shall become the debts, liabilities and duties of the Omega Surviving Corporation, and (ii) all the property, rights, privileges, powers and franchises of Online and Online Merger Sub shall vest in the Online Surviving Corporation, and all debts, liabilities and duties of Online and Online Merger Sub shall become the debts, liabilities and duties of the Online Surviving Corporation.

         1.4      ARTICLES OF INCORPORATION, BYLAWS.

                  (a) At the Effective Time, the Articles of Incorporation (the "Omega Articles of Incorporation") of Omega Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Omega Surviving Corporation; provided, however, that Article I of the Omega Articles of Incorporation shall be amended to read as follows: "The name of the corporation is OmegaResearch.com, Inc."

                  (b) The Bylaws of Omega Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Omega Surviving Corporation until thereafter amended.

                  (c) At the Effective Time, the Articles of Incorporation (the "Online Articles of Incorporation") of Online Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Online Surviving Corporation; provided, however, that Article I of the Online Articles of Incorporation shall be amended to read as follows: "The name of the corporation is OnlineTradinginc.com corp."

                  (d) The Bylaws of Online Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Online Surviving Corporation until thereafter amended.

         1.5      DIRECTORS AND OFFICERS.

                  (a) At the Effective Time, Salomon Sredni and Marc J. Stone shall be the initial directors of the Omega Surviving Corporation and Steven zum Tobel shall be elected an additional director, which directors shall serve until their successors are duly elected or appointed and qualified. The officers of Omega at the Effective Time shall be the initial officers of the Omega Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

                  (b) At the Effective Time, Salomon Sredni and Marc J. Stone shall be the initial directors of Online Surviving Corporation and Ralph L. Cruz, Farshid Tafazzoli and Steven zum Tobel shall be elected additional directors, which directors shall serve until their successors are duly

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elected or appointed and qualified. The officers of Online at the Effective Time shall be the initial officers of the Online Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

              (c) (i) At the Effective Time, the Board of Directors of Newco shall be comprised of eight directors. The directors of Newco from and after the Effective Time, who shall serve until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Newco's Articles of Incorporation and Bylaws, shall be designated as follows: Omega shall designate five directors (including two Co- Chairman of the Board and two of whom shall be independent directors (as hereinafter defined) and Online will designate three directors (including one Vice Chairman of the Board and one of whom shall be an independent director).

                  (ii) The executive officers of Newco at the Effective Time, who shall serve until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Newco's Articles of Incorporation and Bylaws, shall be as follows:

        Co-Chairman of the Board and Co-Chief          William R. Cruz
        Executive Officer
        Co-Chairman of the Board and Co-Chief          Ralph L. Cruz
        Executive Officer
        President and Chief Operating Officer          Salomon Sredni
        Vice President                                 Farshid Tafazzoli
        Vice President                                 E. Steven zum Tobel
        Vice President, General Counsel and            Marc J. Stone
        Secretary
        Vice President of Advertising and Sales        Janette Perez
        Chief Financial Officer and Vice               Gregg Stewart
        President of Finance and Treasurer

                  (iii) For purposes of this subsection (c), an "independent director" shall mean an individual who both (i) meets the definition of a "non-employee director" set forth in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) meets the requirements of an independent director pursuant to the rules of The Nasdaq National Market for purposes of serving as a member of Newco's audit committee, including, without limitation, being "financially literate" (as defined under such rules) and, in the case of one of the independent directors designated by Omega, having "financial expertise" (as defined under such rules). If, pursuant to subsection
(c)(i), Omega or Online shall designate an independent director to serve on the Board of

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Directors of Newco who does not currently serve on such designating corporation's Board of Directors, such designation shall require the approval of the other corporation, which approval shall not be unreasonably withheld.

         1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, Merger Subs, Omega, Online or the holders of any of the following securities:

              (a) CONVERSION OF OMEGA AND ONLINE CAPITAL STOCK.

                  (i) Each share of Omega Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Omega Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive one (1) share (the "Omega Exchange Ratio") of Newco Common Stock, par value $.01 per share ("Newco Common Stock"), upon surrender of the certificate representing such share of Omega Common Stock in the manner provided in Section 1.7 (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond in the manner provided in Section 1.9).

                  (ii) Each share of Online Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Online Common Stock to be canceled pursuant to date Section 1.6(b) or any shares of persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Florida Law ("Online Dissenting Shares")) will be canceled and extinguished and be converted automatically into the right to receive the number of shares of Newco Common Stock as determined pursuant to subparagraph (a)(iii) hereinbelow (the "Online Exchange Ratio," and together with the Omega Exchange Ratio, collectively referred to herein as the "Exchange Ratios") upon surrender of the certificate representing such share of Online Common Stock in the manner provided in Section 1.7 (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond in the manner provided in Section 1.9).

                  (iii) The Online Exchange Ratio shall be equal to the quotient, which shall be rounded to four decimal places (the "Quotient"), of (A) the Average Online Closing Price (as hereinafter defined) divided by the Average Omega Closing Price (as hereinafter defined); provided, however, that, notwithstanding the Quotient, in no event shall the Online Exchange Ratio be less than 1.3817 (the "Minimum Online Exchange Ratio") or more than 1.7172 (the "Maximum Online Exchange Ratio") and, to the extent the Quotient is less than the Minimum Online Exchange Ratio, the Online Exchange Ratio shall be adjusted upward to and be equal to the Minimum Online Exchange Ratio and, to the extent the Quotient is more than the Maximum Online Exchange Ratio, the Online Exchange Ratio shall be adjusted downward to and be equal to the Maximum Online Exchange Ratio. For purposes of this subsection (iii), the "Average Online Closing Price" means and equals the 10 trading day average of the last sale price of a share of Online Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") over the period ending on the trading day prior to the date of this Agreement; and the "Average

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Omega Closing Price" means and equals the 10 trading day average of the last sale price of a share of Omega Common Stock as reported on The Nasdaq National Market over the period ending on the third trading day prior to the Closing Date.

              (b) CANCELLATION OF OMEGA AND ONLINE CAPITAL STOCK OWNED BY NEWCO, MERGER SUBS, OMEGA OR ONLINE. Each share of Omega Common Stock that is owned by Omega as treasury stock and each share of Omega Common Stock owned by Newco, Merger Subs or Online or any direct or indirect wholly owned subsidiary of Newco, Merger Subs, Omega or Online immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Online Common Stock that is owned by Online as treasury stock and each share of Online Common Stock owned by Newco, Merger Subs, Omega or Online or any direct or indirect wholly owned subsidiary of Newco, Merger Subs, Omega or Online immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

              (c) OMEGA AND ONLINE STOCK OPTION PLANS AND WARRANTS. At the Effective Time, (i) Omega's 1997 Employee Stock Purchase Plan, 1997 Nonemployee Director Stock Option Plan, as amended, and Amended and Restated 1996 Incentive Stock Plan, as amended (collectively, the "Omega Stock Option Plans"), (ii) all options to purchase Omega Common Stock ("Omega Options") then outstanding under the Omega Stock Option Plans and/or assumed by Omega in connection with Omega's acquisition of Window on WallStreet Inc. ("WOW") and originally granted under WOW's 1997 Long Term Incentive Plan or otherwise granted to employees of WOW prior to the adoption of such plan, (iii) Online's 1999 Stock Option Plan, (iv) all options to purchase Online Common Stock ("Online Options") then outstanding under the Online 1999 Stock Option Plan and (v) warrants to purchase up to 225,000 shares of Online Common Stock ("Online Warrants") at an exercise price of $11.55 issued to the underwriters of Online's initial public offering shall be assumed by Newco in accordance with Section 6.13. It is hereby acknowledged and agreed that as part of the Merger and obtaining the approval of the Merger by the shareholders of Omega and Online, the number of shares reserved for issuance under Omega's Amended and Restated 1996 Incentive Stock Plan, as amended, shall be increased to 7,500,000.

              (d) UNVESTED OMEGA COMMON STOCK AND ONLINE COMMON STOCK. If any shares of Omega Common Stock or Online Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, or other agreement with Omega or Online or under which Omega or Online has any rights, then (unless such condition terminates by virtue of the Merger pursuant to the express term of such agreement) the shares of Newco Common Stock issued in exchange for such shares of Omega Common Stock or Online Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Newco Common Stock may accordingly be marked with appropriate legends. Omega and Online shall take all action that may be necessary to ensure that, from and after the Effective Time, Newco is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

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              (e) CAPITAL STOCK OF MERGER SUBS.

                  (i) At the Effective Time, each share of Common Stock, par value $.01 per share, of Omega Merger Sub ("Omega Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Omega Surviving Corporation, and the Omega Surviving Corporation shall become a wholly owned subsidiary of Newco. Each stock certificate of Omega Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Omega Surviving Corporation.

                  (ii) At the Effective Time, each share of Common Stock, par value $.01 per share, of Online Merger Sub ("Online Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Online Surviving Corporation, and the Online Surviving Corporation shall become a wholly owned subsidiary of Newco. Each stock certificate of Online Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such share of capital stock of the Online Surviving Corporation.

              (f) ADJUSTMENTS TO EXCHANGE RATIO. Each of the Exchange Ratios shall be appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Omega Common Stock or Online Common Stock), reorganization, recapitalization or other like change with respect to Omega Common Stock or Online Common Stock occurring after the date hereof and prior to the Effective Time so as to provide Omega and Online the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change.

              (g) FRACTIONAL SHARES. No fraction of a share of Newco Common Stock will be issued, but in lieu thereof each holder of shares of Omega Capital Stock or Online Capital Stock who would otherwise be entitled to a fraction of a share of Newco Common Stock (after aggregating all fractional shares of Newco Common Stock to be received by such holder) shall receive from Newco an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the last sale price for a share of Omega Common Stock as quoted on The Nasdaq National Market on the last full trading day prior to the Effective Time.

              (h) DISSENTERS' RIGHTS. Any Online Dissenting Shares shall not be converted into Newco Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Online Dissenting Shares pursuant to Florida Law. Online agrees that, except with the prior written consent of Omega and Newco, or as required under Florida Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Online Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Florida Law, becomes entitled to payment of the fair value for shares of Online Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Online Dissenting Shares shall lose their status as Online Dissenting Shares, Newco shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Online Common Stock, the number of shares of Newco Common Stock to which such shareholder would otherwise be entitled under this Section 1.6 and the Agreement.

                  (i) EXISTING NEWCO CAPITAL STOCK. At the Effective Time, any shares of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         1.7  SURRENDER OF CERTIFICATES.

              (a) EXCHANGE AGENT. Omega's transfer agent or another institution selected by Omega and reasonably acceptable to Online shall act as exchange agent (the "Exchange Agent") in the Merger.

              (b) NEWCO TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, Newco shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Newco may adopt, (i) the shares of Newco Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Omega Common Stock and Online Common Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g).

              (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Omega Surviving Corporation and the Online Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Omega Common Stock or Online Common Stock, as applicable, whose shares were converted into the right to receive shares of Newco Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Newco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Newco Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Newco, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Newco Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Omega Common Stock or Online Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of whole shares of Newco Common Stock into which such shares of Omega Common Stock or Online Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

              (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Newco Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Newco Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Newco Common Stock.

              (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Newco Common Stock is to be issued by the Exchange Agent in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Newco or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Newco or a check in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Newco or any agent designated by it that such tax has been paid or is not payable.

              (f) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.7, none of the Exchange Agent, the Omega Surviving Corporation or the Online Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (g) ONLINE DISSENTING SHARES. The provisions of this Section 1.7 shall also apply to Online Dissenting Shares that lose their status as such, except that the obligations of Newco under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Newco Common Stock to which such holder is entitled pursuant to Section 1.6.

         1.8 NO FURTHER OWNERSHIP RIGHTS IN OMEGA CAPITAL STOCK OR ONLINE CAPITAL STOCK. All shares of Newco Common Stock issued (and cash in lieu of fractional shares paid) upon the surrender for exchange of shares of Omega Common Stock or Online Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Omega Common Stock or Online Common Stock, and there shall be no further registration of transfers on the records of the Omega Surviving Corporation of shares of Omega Common Stock or the Online Surviving Corporation of shares of Online Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Omega Surviving Corporation or the Online Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Newco Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Newco, the Omega Surviving Corporation, the Online Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code and a pooling of interests for accounting purposes.

         1.11 WITHHOLDING RIGHTS. Newco and the Surviving Corporations shall be entitled to deduct and withhold from the number of shares of Newco Common Stock otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Newco and the Surviving Corporations are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Omega Common Stock or Online Common Stock in respect of which such deduction and withholding was made by Newco and the Surviving Corporations.

         1.12 TAKING OF NECESSARY ACTION, FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the respective Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Omega and Omega Merger Sub, on the one hand, and Online and Online Merger Sub, on the other hand, the officers and directors of Omega, Online, Newco and Merger Subs are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement and provided that any action taken by Merger subs must be duly authorized by Newco.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF OMEGA

         Except as disclosed in the document of even date herewith delivered by Omega to Online prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Omega Disclosure Schedule"), any exception so disclosed in the Omega Disclosure Schedule to specifically identify the Section or subsection of this Agreement to which such exception relates, Omega represents and warrants to Online as follows:

         2.1 ORGANIZATION, STANDING AND POWER. Each of Omega and its direct and indirect subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Omega and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 9.10) on Omega. Omega has delivered to Online a true and correct copy of the certificate or articles of incorporation, as amended, and bylaws, as amended, and any other charter or organizational documents, each as amended, of Omega and each of its direct and indirect subsidiaries. Neither Omega nor any of its direct and indirect subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended. Omega is the owner of all outstanding shares of capital stock or voting securities of each of its subsidiaries and all such shares and voting securities are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock and voting securities of each such subsidiary are owned by Omega, free and clear of all liens, charges, claims or encumbrances or rights of others. Except as disclosed in the Omega SEC Documents (as defined below), there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Omega or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Omega Disclosure Schedule sets forth all of the direct or indirect subsidiaries of Omega and the authorized and outstanding capital stock thereof. Except as disclosed in the Omega SEC Documents and the Omega Disclosure Schedule, Omega does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2 CAPITAL STRUCTURE. The authorized capital stock of Omega consists of 100,000,000 shares of Omega Common Stock, and 25,000,000 shares of Omega's Preferred Stock, par value $.0l per share ("Omega Preferred Stock"), of which there were issued and outstanding as of the close of business on January 18, 2000, 24,475,104 shares of Omega Common Stock and no shares of Omega Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after January 18, 2000 other than pursuant to the exercise of options outstanding as of such date under the Omega Stock Option Plans and options assumed by Omega in connection with the acquisition of WOW ("WOW"). All outstanding shares of Omega Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws, each as amended, of Omega or any agreement to which Omega is a party or by which it is bound. As of the close of business on January 18, 2000, Omega has reserved an aggregate of 5,175,000 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Omega Stock Option Plans, of which 237,001 shares have been issued pursuant to option exercises or direct stock purchases, and 4,166,501 shares are subject to outstanding, unexercised options (excluding any options to purchase shares of Omega Common Stock under the 1997 Employee Stock Purchase Plan, as amended). As of the close of business on January 18, 2000, there were 182,529 shares of Omega Common Stock subject to the WOW Options. Since January 18, 2000, Omega has not issued or granted additional options under the Omega Stock Option Plans or otherwise except for outstanding options to purchase by employees under the Omega 1997 Employee Stock Purchase Plan, as amended. Omega has not issued or granted any stock appreciation rights or performance units under the Omega Stock Option Plans or otherwise. Except for the rights created pursuant to this Agreement, the Omega Stock Option Plans, the WOW Options and the Omega Option Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Omega is a party or by which it is bound obligating Omega to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Omega or obligating Omega to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement and as provided by
Section 6.11, there are no contracts, commitments or agreements relating to voting, purchase or sale of Omega's capital stock (i) between or among Omega and any of its shareholders or (ii) to Omega's knowledge, between or among any of Omega's shareholders. The terms of the Omega Stock Option Plans and the WOW Options permit the assumption of options to purchase Omega Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Omega shareholders, or otherwise. All agreements and instruments relating to or issued under the Omega Stock Option Plans and in connection with the WOW Options have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the existing forms. All outstanding shares of Omega Common Stock and all Omega Options (which include the WOW Options) were issued in compliance with all applicable federal and state securities laws.

         2.3 AUTHORITY. Omega has all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Omega Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Omega, subject only to the approval of the Merger by Omega's shareholders as contemplated by Section 7.1(a). Each of this Agreement and the Omega Option Agreement has been duly executed and delivered by Omega and constitutes the valid and binding obligation of Omega, enforceable against Omega in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Omega Option Agreement by Omega does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the certificate or articles of incorporation, bylaws, or other charter or organizational documents, each as amended, of Omega or any of its subsidiaries, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Omega or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, self-regulatory organization ("SRO") or other foreign or domestic governmental or quasi-governmental authority or instrumentality (each of the foregoing, a "Governmental Entity") is required by or with respect to Omega or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Omega Option Agreement, the performance of Omega's obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Plan of Merger as provided in Section 1.2, (ii) the filing with the SEC and the National Association of Securities Dealers, Inc. (the "NASD") of the Joint Proxy Statement/Prospectus (as defined in Section 2.21), relating to the Omega Shareholders Meeting (as defined in Section 2.21), (iii) such notices, applications, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities (including, without limitation, under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act or the securities laws of any foreign country in connection with the Merger, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Omega and would not prevent, or materially alter or delay, any of the transactions contemplated by this Agreement or the Omega Option Agreement. Omega is not aware of any reason why the approvals of all Governmental Entities necessary to permit consummation of the Merger or the other transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement that would have a Material Adverse Effect on Omega.

         2.4 OMEGA SEC DOCUMENTS; OMEGA FINANCIAL STATEMENTS. Omega has furnished or made available (including via EDGAR) to Online a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filings filed with the SEC by Omega since the date of initial filing of Omega's registration statement relating to its initial public offering, and, prior to the Effective Time, Omega will have furnished Online with true and complete copies of any additional documents filed with the SEC by Omega prior to the Effective Time (collectively, the "Omega SEC Documents"). In addition, Omega has made available to Online all exhibits to the Omega SEC Documents filed prior to the date hereof, and will promptly make available to Online all exhibits to any additional Omega SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Omega SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Omega nor any of its subsidiaries is in material default thereunder. As of their respective filing dates, the Omega SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Omega SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Omega SEC Document. The financial statements of Omega, including the notes thereto, included in the Omega SEC Documents (the "Omega Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Omega Financial Statements fairly present the consolidated financial condition and operating results of Omega and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

         2.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998 (the "Omega Balance Sheet Date"), Omega has conducted its business in the ordinary course consistent with past practice and there has not occurred except as otherwise disclosed in the Omega SEC Documents: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on Omega; (ii) any acquisition, sale or transfer of any material asset of Omega or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Omega or any revaluation by Omega of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Omega, or any direct or indirect redemption, purchase or other acquisition by Omega of any of its shares of capital stock; (v) any material contract entered into by Omega or any of its subsidiaries, other than in the ordinary course of business and as provided to Online, or any material amendment or termination of, or material default under, any material contract to which Omega or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Omega;
(vii) any material increase in or material modification of the compensation or benefits payable or to become payable by Omega to any of its directors, officers or employees (except in the case of employees (other than officers) increases in the ordinary course of business consistent with past practices; (viii) any material change in the interest rate risk management and hedging policies, procedures or practices of Omega or any of its subsidiaries, or any failure to comply with such policies, procedures and practices; or (ix) any negotiation or agreement by Omega or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Online and its representatives regarding the transactions contemplated by this Agreement).

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES. None of Omega or any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet of Omega and subsidiaries included in Omega's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 (the "Omega Balance Sheet"), (ii) those incurred in the ordinary course of business consistent with past practice since the Omega Balance Sheet Date and which have not had and are not reasonably likely to have a Material Adverse Effect on Omega, and (iii) those incurred in connection with the execution of this Agreement.

         2.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, inquiry, examination, inspection or investigation pending by or before any Governmental

Entity, agency, court or tribunal, foreign or domestic or, to the knowledge of Omega or any of its subsidiaries, threatened against Omega or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby or would reasonably be expected to have a Material Adverse Effect on Omega. There is no judgment, decree or order against Omega or any of its subsidiaries, or, to the knowledge of Omega and its subsidiaries, any of their respective directors or officers (in their capacities as such), that, individually or in the aggregate, would reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or would reasonably be expected to have a Material Adverse Effect on Omega.

         2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Omega or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Omega or any of its subsidiaries, any acquisition of property by Omega or any of its subsidiaries or the conduct of business by Omega or any of its subsidiaries as currently conducted or as proposed to be conducted by Omega or any of its subsidiaries.

         2.9 COMPLIANCE WITH LAWS. Each of Omega and its subsidiaries has complied in all material respects with all applicable federal, state, local, self-regulatory and foreign laws, statutes, ordinances, rules and regulations, and is not in violation in any material respect of, and has not received any notices of material violation with respect to, its respective certificate or articles of incorporation or bylaws or other charter or organizational documents, or any federal, state, local, self-regulatory or foreign statute, law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business.

         2.10 TITLE TO PROPERTY. Omega and its subsidiaries have good, valid and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Omega Balance Sheet or acquired after the Omega Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Omega Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Omega Balance Sheet or in any Omega SEC document filed with respect to the Omega Balance Sheet Date. The plants, property and equipment of Omega and its subsidiaries that are used in the operations of their businesses are in generally good operating condition and repair. All properties used in the operations of Omega and its subsidiaries are reflected in the Omega Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. SCHEDULE 2.10 of the Omega Disclosure Schedule identifies each parcel of real property owned or leased by Omega or any of its subsidiaries.

         2.11 INTELLECTUAL PROPERTY.

              (a) Omega and its subsidiaries are the sole and exclusive owners of, or are licensed or otherwise possess legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Omega Intellectual Property") that are used in and are material to the business of Omega and its subsidiaries as currently conducted by Omega and its subsidiaries. Omega has not (i) licensed any Omega Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to Omega Intellectual Property.

              (b) SCHEDULE 2.11 of the Omega Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in Omega Intellectual Property, including the jurisdictions in which each such Omega Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Omega is a party and pursuant to which any person is authorized to use Omega Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Omega or any of its subsidiaries is a party and pursuant to which Omega is authorized to use any third party patents, trademarks or copyrights, including software or other intellectual property ("Omega Third Party Intellectual Property Rights"), which is incorporated in, is, or forms a part of any product or service of Omega or any of its subsidiaries or which is otherwise used by Omega or any of its subsidiaries (excluding commercially available, off-the-shelf software). No material royalties or other continuing payment obligations are or will be due in respect of Omega Third Party Intellectual Property Rights, except as disclosed in the Omega SEC Documents.

              (c) To the knowledge of Omega, there is no unauthorized use, improper disclosure, infringement or misappropriation of any Omega Intellectual Property rights of Omega or any of its subsidiaries, or any Omega Intellectual Property right of any third party to the extent licensed by or through Omega or any of its subsidiaries, by any third party, including any employee or former employee of Omega or any of its subsidiaries. Neither Omega nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of unauthorized use, improper disclosure, misappropriation or infringement of any Omega Intellectual Property.

              (d) None of Omega or its subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of or cause a right to terminate any license, sublicense or other agreement relating to any Omega Intellectual Property or Omega Third Party Intellectual Property Rights which would have a Material Adverse Effect on Omega.

              (e) All patents, registered trademarks, service marks and copyrights held by Omega and its subsidiaries are valid and subsisting. Neither Omega nor any of its subsidiaries (i) has been charged in any suit, action or proceeding with any infringement, violation, misappropriation, improper disclosure or unauthorized use of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or a breach of any license or other agreement involving Omega Intellectual Property nor has a claim been made with respect thereto or (ii) has brought any action, suit or proceeding for infringement, violation, misappropriation, improper disclosure or unauthorized use of Omega Intellectual Property or breach of any license or other agreement involving Omega Intellectual Property against any third party. To the knowledge of Omega, neither the manufacturing, use, marketing, licensing or sale of the products or services of Omega or any of its subsidiaries constitutes an infringement, violation, misappropriation, unauthorized use or improper disclosure in any material respect of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

              (f) Omega has secured valid written assignments from all consultants and employees who contributed to the creation or development of Omega Intellectual Property of the rights to such contributions that Omega does not already own by operation of law.

              (g) Omega has taken reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Omega Intellectual Property not otherwise protected by patents, patent applications or copyright ("Omega Confidential Information"). All use, disclosure or appropriation of Omega Confidential Information owned by Omega or any of its subsidiaries by or to a third party has been pursuant to the terms of a written agreement between Omega or its subsidiary and such third party. All use, disclosure or appropriation by Omega and its subsidiaries of Omega Confidential Information not owned by Omega or any such subsidiary has been pursuant to the terms of a written agreement between Omega or its subsidiary and the owner of such Omega Confidential Information, or is otherwise lawful.

         2.12 ENVIRONMENTAL MATTERS.

              (a) The following terms shall be defined as follows:

                  (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                  (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                  (iii) For purposes of this Section 2.12 only, "Property" shall mean all real property leased or owned by Omega or its subsidiaries either currently or in the past.

                  (iv) For purposes of this Section 2.12 only, "Facilities" shall mean all buildings and improvements on the Property of Omega or its subsidiaries.

              (b) Omega represents and warrants as follows: (i) to Omega's knowledge no ethylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) to Omega's knowledge all Hazardous Materials have been disposed of in accordance with all Environmental and Safety Laws; (iii) Omega and its subsidiaries have received no written notice of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) to Omega's knowledge no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) to Omega's knowledge neither Omega nor any of its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Effective Time; (vi) to Omega's knowledge there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or any Property; (vii) to Omega's knowledge there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under any Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) to Omega's knowledge there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Omega's knowledge there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) Omega's and its subsidiaries' uses of and activities in Facilities and Property have at all times complied in all material respects with all Environmental and Safety Laws; and (xi) Omega and its subsidiaries have all the permits and licenses required to be issued under Environmental and Safety Laws and are in compliance in all material respects with the terms and conditions of those permits.

         2.13 TAXES. Omega and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Omega or any of its subsidiaries is or has been a member have properly completed and timely filed all Tax Returns (as defined below) required to be filed by them and have paid all Taxes shown thereon to be due, other than any Taxes for which adequate reserves under generally accepted accounting principles have been recorded in the Omega Financial Statements. Omega has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Omega has no material liability for unpaid Taxes accruing after the date of its latest Financial Statements the Omega Balance Sheet other than Taxes arising in the ordinary course of its business. Except as disclosed in the Omega SEC Documents, there is (i) no material claim for Taxes that is a lien against the property of Omega or any of its subsidiaries or is being asserted against Omega or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) Omega has not been notified that any audit of any Tax Return of Omega or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Omega or any of its subsidiaries is currently in effect, and (iv) there is no agreement, contract or arrangement to which Omega or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. There has been no change in ownership of Omega or any of its subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code. Omega has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Omega nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Omega or any of its subsidiaries. Neither Omega nor any of its subsidiaries is a party to any Tax sharing or Tax allocation agreement nor does Omega or any of its subsidiaries owe any amount under any such agreement. Neither Omega nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Omega nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Omega was not the ultimate parent corporation. Omega and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes. Omega and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions.

         2.14     EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 2.14 of the Omega Disclosure Schedule lists, with respect to Omega, any subsidiary of Omega and any trade or business (whether or not incorporated) which is treated as a single employer with Omega (an "Omega ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of Fifty Thousand Dollars ($50,000), loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Omega and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, are still operative and in effect for the benefit of, or relating to, any present or former employee, consultant or director of Omega (together, the "Omega Employee Plans").

              (b) Omega has furnished to Online a copy of each of the Omega Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Omega Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Omega Employee Plan intended to be qualified under Section 401 (a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Omega has also furnished Online with the most recent Internal Revenue Service determination letter issued with respect to each such Omega Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Omega Employee Plan subject to Code
Section 401 (a). Omega has also furnished Online with all registration statements and prospectuses prepared in connection with each Omega Employee Plan.

              (c) (i) None of the Omega Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Omega Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Omega Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Omega and each subsidiary or Omega ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or material violation by any other party to, any of the Omega Employee Plans; (iv) neither Omega nor any subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Omega Employee Plans; (v) all material contributions required to be made by Omega or any subsidiary or Omega ERISA Affiliate to any Omega Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Omega Employee Plan for the current plan years; (vi) with respect to each Omega Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA

(excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) each Omega Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Newco (other than ordinary administrative expenses typically incurred in a termination event); (viii) all premiums required by any Omega Employee Plan have been paid thereunder or accrued on the books of Omega; (ix) all outstanding indebtedness for services performed or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owned to any present or former employee, consultant or director have been paid when due or accrued on the books of Omega; and (x) no action or failure to act with respect to any Omega Employee Plan could subject Omega, Surviving Corporations or Newco or any of their respective affiliates or any Omega Employee Plan to any material tax, penalty or other liability, for breach of fiduciary duty or otherwise, under ERISA or any other applicable law, whether by way of indemnity or otherwise. With respect to each Omega Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(l) of ERISA, Omega has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Omega Employee Plan, except to the extent the failure to timely or properly file or comply would not, in the aggregate, have a Material Adverse Effect on Omega. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Omega is threatened, against or with respect to any such Omega Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor, and, to the knowledge of Omega, there are no facts that could give rise to any material liability in the event of any such suit, proceeding, action or other litigation. No payment or benefit which will or may be made (either as a result of the Merger or otherwise) by Omega to any employee will be characterized as an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Code. Neither Omega nor any Omega subsidiary or other ERISA Affiliate is a party to, or has ever been a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA. Neither Omega nor any Omega subsidiary or Omega ERISA Affiliate currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (d) With respect to each Omega Employee Plan, Omega and each of its subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder,
(ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

              (e) The consummation of the transactions contemplated by this Agreement will not (either alone or when taken together with any additional or subsequent events) (i) entitle any current or former employee or other service provider of Omega, any Omega subsidiary or any other Omega ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

              (f) There has been no amendment to, or written interpretation or announcement (whether or not written) by Omega, any Omega subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Omega Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Omega's financial statements.

              (g) There has been no deferral of any cash or securities under the Omega Stock Option Plans.

         2.15 EMPLOYEE MATTERS.

                  (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Omega or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Omega or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (b) Omega and each of its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Omega and each of its subsidiaries has withheld all material amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Omega is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending material claims against Omega or any of its subsidiaries under any workers compensation plan or policy or for long term disability. Neither Omega nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Omega. There are no material controversies pending or, to the knowledge of Omega, threatened between Omega or any of its subsidiaries, on the one hand, and any of their respective employees, on the other hand, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal which would have a Material

Adverse Effect on Omega. Neither Omega nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract; nor does Omega know of any activities or proceedings of any labor union to organize any such employees. To Omega's knowledge, no employees of Omega are in violation in any material respect of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Omega because of the nature of the business conducted or presently proposed to be conducted by Omega or to the use of trade secrets or proprietary information of others. Except as disclosed in the Omega SEC Documents filed prior to the date of this Agreement, Omega does not have any employment agreement with any of its officers or other employees.

              (c) All employees of Omega or any of its subsidiaries engaged in the business of, acting as, or performing the duties of a registered representative, registered principal or similar registered personnel or agent (under the definition of such terms in the rules of the NASD, The Nasdaq National Market, any other SRO or any state which has jurisdiction over Omega or any of its subsidiaries (if applicable)) are properly registered to act in the capacity of a registered representative, registered principal or similar registered personnel or agent under the rules of the NASD, The Nasdaq National Market, any other SRO or any state which has jurisdiction over Omega or any of its subsidiaries (if applicable).

         2.16 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Omega SEC Documents filed prior to the date of this Agreement, neither Omega nor any of its subsidiaries is indebted to any director, officer, employee or agent of Omega or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Omega or any of its subsidiaries other than an employee (who is not an officer) for nonmaterial amounts, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

         2.17 INSURANCE. Omega and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Omega and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Omega and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Omega has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.18 REGULATORY MATTERS.

              (a) Omega and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Omega or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation or conduct of Omega's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Omega Authorizations"), and all of such Omega Authorizations are in full force and effect and there are no circumstance which indicate that any of such Omega Authorizations may not be renewed or withdrawn or amended, in whole or in part, except where the failure to obtain or have any of such Omega Authorizations would not reasonably be expected to have a Material Adverse Effect on Omega.

              (b) Omega and its subsidiaries have complied, and are in compliance, in all material respects with all applicable federal, state, local and self-regulatory laws, statutes, licensing requirements, rules, and regulations. Each of Omega and its subsidiaries has, and is in compliance in all material respects with, all material authorizations, consents, licenses, permits (temporary or otherwise), orders, approvals, waivers, franchises and other rights ("Governmental Permits") necessary to conduct their businesses, including, but not limited to, Governmental Permits of the SEC, the NASD, the NASD Regulation, Inc., The Nasdaq Stock Market, any state or foreign securities or prosecutorial authority or any other Governmental Entity required to operate their respective businesses and maintain their respective assets. Each of Omega and its subsidiaries has obtained all material Governmental Permits of any and all Governmental Entities required for the carrying on of its business and the maintenance of its assets and such material Governmental Permits are in full force and effect, and there are no circumstances of which Omega is aware which indicate that any of such material Governmental Permits may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part. SCHEDULE 2.18 to the Omega Disclosure Schedule sets forth a true and complete list of all Governmental Permits held by Omega or any of its subsidiaries or any of their respective employees (including all registered personnel). Neither Omega nor any of its subsidiaries has received any notice from any Governmental Entity (i) asserting that Omega or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances that such Governmental Entity enforces or (ii) threatening to revoke cancel or not renew any Permit or (iii) restricting or disqualifying their activities. After giving effect to the Merger all Governmental Permits of the Omega Surviving Corporation and its subsidiaries shall continue to be valid and in full force and effect to the same extent as they presently are for Omega and its subsidiaries. There is no order issued, investigation or proceeding pending or (to Omega's knowledge) threatened, or notice served which remains outstanding or unresolved, with respect to any material violation of any law, statute, ordinance, order, writ, decree, rule, or regulation issued by any Governmental Entity applicable to either Omega or any of its subsidiaries or any of their respective directors, officers, employees or agents.

              (c) Neither Omega nor any of its subsidiaries is a party or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of any Governmental Entity which imposes any material restrictions on, or otherwise affects in any material respect, the conduct of the business of Omega or any of its subsidiaries. SCHEDULE 2.18 of the Omega Disclosure Schedule sets forth all compliance or enforcement proceedings or, to the knowledge of Omega, examinations, inspections, investigations or inquiries convened, and all fines, sanctions and other measures imposed by any Governmental Entity or body against, concerning or relating to Omega, any of its subsidiaries, any of their respective predecessor entities, or any of their respective directors, officers, employees or agents.

              (d) Each of Omega and its subsidiaries, to the extent required to so register (the "Broker-Dealers"), is duly registered as a broker-dealer with the SEC and under all applicable state, federal, foreign or related laws and is a member of the NASD and a member of Securities Investor Protection Act ("SIPC") and the Municipal Securities Rulemaking Board. None of the Broker- Dealers has exceeded in any material respect the business activities enumerated in any applicable restriction or membership agreements or other limitations imposed in connection with its registrations, forms (including Form BDs) and reports filed with the NASD or any other Governmental Entity. The information contained in such registrations, forms and reports was or will be true and complete in all material respects as of the date hereof and, except as indicated on a subsequent registration form or report filed before the Closing, will continue to be true and complete in all material respects. Each such registration is in full force and effect, except where the failure to be so would not have a Material Adverse Effect on Omega.

              (e) None of Omega or any of its subsidiaries is required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") or under any state, federal and foreign investment adviser or related laws.

              (f) None of Omega, its subsidiaries or their respective operations are required to be registered as an investment company under the Investment Company Act of 1940, as amended.

         2.19 MATERIAL CONTRACTS.

              (a) Except for the contracts included as an exhibit to the Omega SEC Documents or in connection with this transaction, neither Omega nor any of its subsidiaries is a party to or bound by any of the following (collectively and including the contracts which are included as exhibits to the Omega SEC Documents, the "Omega Material Contracts"):

                  (i) any contract or agreement for the acquisition or sale of securities or any material portion of the assets or business of or to any other person or entity whether completed or pending other than pursuant to Omega Options (including the WOW Options);

                  (ii) any contract or agreement for the purchase of materials, supplies, equipment, services or data involving in the case of any such contract or agreement more than Fifty Thousand Dollars ($50,000) over the life of the contract or agreement;

                  (iii) any contract, agreement or instrument that expires or may be renewed at the option of any person other than Omega or its subsidiaries so as to expire more than six months after the date of this Agreement, or which is not terminable by Omega or a subsidiary (as applicable) on sixty or fewer days' notice at any time without penalty, and involves the receipt or payment by Omega or any of its subsidiaries of more than Fifty Thousand Dollars ($50,000) during any twelve month period;

                  (iv) any indenture, mortgage, note, loan agreement, installment obligation or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement, any letter of credit or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                  (v) any contract or agreement for capital expenditures in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate with other similar contracts or agreements;

                  (vi) any contract or agreement limiting the freedom of Omega or any of its subsidiaries or (to the extent known to Omega) any of its officers or key employees to engage in any line of business or to compete with any person (as that term is defined in the Exchange Act) or any confidentiality, secrecy or non-disclosure contract or agreement other than an ancillary provision included as part of a contract or agreement entered into by Omega or any of its subsidiaries in the ordinary course of business;

                  (vii) any contract or agreement involving payments during any twelve- month period of Fifty Thousand Dollars ($50,000) or more, pursuant to which Omega or any of its subsidiaries is a lessor or lessee of any real property, machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                  (viii) any material contract or agreement with any person with whom Omega or any of its subsidiaries does not deal at arm's length within the meaning of the Code;

                  (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

                  (x) any material consulting agreement;

                  (xi) any distribution, reseller, dealer, agency, franchise, advertising, revenue sharing, marketing or similar agreement;

                  (xii) any clearing agency, investment banking, placement, broker or similar agreement;

                  (xiii) any agreement with any Governmental Entity (including any SRO);

                  (xiv) any agreement to provide brokerage services or directly or indirectly participate in brokerage activities, commissions or fees in any manner (including any forms of customer brokerage agreements);

                  (xv) any data redistribution or other agreement with any vendor of financial market data or relating in any manner to financial market data;

                  (xvi) any product and/or service warranties, price protection or return agreement or written policy or any similar written undertaking by or for which Omega or any of its subsidiaries remains responsible to perform (a form of any of the foregoing will be sufficient);

                  (xvii) any material agreement which would be terminable other than by Omega or its subsidiaries or any agreement that provides for the payment of money, accelerates or increases benefits, vesting or compensation or entitles any person to take actions or receive benefits or otherwise triggers obligations as a result of the Merger or consummation of any of the transactions contemplated by this Agreement not otherwise disclosed in the Omega Disclosure Schedule; or

                  (xviii) any other agreement which is material to the operations of Omega's or any of its subsidiaries' businesses or operations or which may have a material affect on Omega's assets, properties or the Merger.

                  (b) Each of Omega and its subsidiaries has performed all of the material obligations required to be performed by it and is entitled to all accrued benefits under, and is not in material default, nor to Omega's knowledge has a claim been made that it is in material default in respect of, each Omega Material Contract to which it is a party or by which it is bound. Each of the Omega Material Contracts is in full force and effect and there exists no material default or event of default or event, occurrence, condition or act, with respect to Omega or any of its subsidiaries or, to Omega's knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default under any Omega Material Contract. There are no unwritten obligations or agreements or course of dealings contrary in any material respect to the specific terms and conditions of any Material Contract. True, correct and complete copies of all Omega Material Contracts have been delivered to Online or filed as an exhibit to the Omega SEC Documents.

         2.20 OMEGA OPTIONS. Since December 31, 1998,Omega has not granted any options, stock appreciation rights or other rights to acquire securities other than annual grants of stock options to its employees and grants of stock options to new employees and consultants in accordance with the ordinary course of its business consistent with past practices, or accelerated, amended or changed the period of exercisability or vesting of options or other rights granted, under the Omega Stock Option Plans or authorized cash payments in exchange for any options or other rights granted under any of the Omega Stock Option Plans.

         2.21 REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS. The information supplied by Omega for inclusion in the registration statement on Form S-4 (or such other successor form as shall be appropriate) pursuant to which the shares of Newco Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Omega for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of Omega in connection with the

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meeting of Omega's shareholders to consider the Merger (the "Omega Shareholders
Meeting") and to the shareholders of Online in connection with the meeting of Online's shareholders to consider the Merger (the "Online Shareholders Meeting" and, together with the Omega Shareholders Meeting, collectively herein referred to as "Shareholders Meetings") (such joint proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms sent as aforesaid, the "Joint Proxy Statement/Prospectus") shall not, on the date the "Joint Proxy Statement/Prospectus" is first mailed to either the shareholders of Omega or Online, at the time of the either of the Shareholders Meetings or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for either of the Shareholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Omega which should be set forth in an amendment to the Registration Statement or a supplement to the "Joint Proxy Statement/Prospectus", Omega shall promptly inform Online of such event or information. Notwithstanding the foregoing, Omega makes no representation, warranty or covenant with respect to any information supplied by Online which is contained in any of the foregoing documents.

         2.22 OPINION OF FINANCIAL ADVISOR. Omega has been advised by its financial advisor, FleetBoston Robertson Stephens ("Robertson Stephens"), that in such advisor's opinion, as of the date hereof, the Merger is fair, from a financial point of view, to the shareholders of Omega. A copy of the written opinion to the foregoing effect of Robertson Stephens dated as of the date of this Agreement has been delivered to Online or will be delivered to Online within five business days from the date of this Agreement.

         2.23 OMEGA AFFILIATE AGREEMENTS. Each Affiliate (as defined below) of Omega has entered into a Omega Affiliate Agreement in the form attached hereto as EXHIBIT B (the "Omega Affiliate Agreements"). Omega shall use its best efforts to obtain such a written agreement from any other person as soon as practicable after the date on which such person becomes as an Affiliate of Omega prior to the Effective Time. For purposes of this Agreement, persons and/or entities deemed affiliates of an entity within the meaning of Rule 144 of the rules and regulations of the SEC promulgated under the Securities Act for purposes of Accounting Series, Releases 130 and 135, as amended, of the SEC are referred to as "Affiliates."

         2.24 STATE TAKEOVER STATUTES. The Board of Directors of Omega has taken all actions so that the restrictions contained in Section 607.0902 of the Florida Law applicable to "control shares" (as defined in such Section 607.0902) will not apply to the execution, delivery or performance of this Agreement, the Shareholder Agreements or the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, the Omega Shareholder Agreements or the Omega Option Agreement. No other state takeover statute is applicable to the Merger, this Agreement, the Omega Option Agreement, the Omega Shareholder Agreements or the transactions contemplated hereby or thereby.

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

         2.25 TAX AND ACCOUNTING TREATMENT. Neither Omega nor any of its directors or officers has taken any action that would interfere with Newco's or the Surviving Corporations', Omega's or Online's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Omega nor, to Omega's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would interfere with Newco's, the Surviving Corporations', Omega's or Online's ability to account for the Merger as a pooling of interests or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         2.26 BROKERS' AND FINDERS' FEES. Omega has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than under its engagement letter with Robertson Stephens.

         2.27 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Omega herein or in any schedule hereto, including the Omega Disclosure Schedule, or certificate furnished by Omega pursuant to this Agreement, or the Omega SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF ONLINE

         Except as disclosed in the document of even date herewith delivered by Online to Omega prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Online Disclosure Schedule"), any exception so disclosed in the Online Disclosure Schedule to specifically identify the Section or subsection of this Agreement to which such exception relates, Online represents and warrants to Omega, Newco and Merger Subs as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of Online and its direct and indirect subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Online and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Online. Online has delivered to Omega a true and correct copy of the certificate or articles of incorporation, as amended, and bylaws, as amended, and any other charter or organizational documents, each as amended, of Online and each of its direct and indirect subsidiaries. Neither Online nor any of its direct and indirect subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended. Online is the owner of all outstanding shares of capital stock or voting securities of each of its subsidiaries and all such shares and voting securities are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock and voting securities of each such subsidiary are owned by Online free and clear of all liens, charges, claims or encumbrances or rights of others. Except as disclosed in the Online SEC Documents (as defined below), there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Online or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Online Disclosure Schedule sets forth all of the direct and indirect subsidiaries of Online and the authorized and outstanding capital stock thereof. Except as disclosed in the Online SEC Documents and the Online Disclosure Schedule, Online does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of Online consists of 100,000,000 shares of Online Common Stock, and 1,000,000 shares of Online Preferred stock, par value $.0l per share ("Online Preferred Stock"), of which there were issued and outstanding as of the close of business on January 18, 2000, 11,476,388 shares of Online Common Stock and no shares of Online Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after January 18, 2000 other than pursuant to the exercise of options outstanding as of such date under the Online 1999 Stock Option Plan and the Online Warrants. All outstanding shares of Online Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws, each as amended, of Online or any agreement to which Online is a party or by which it is bound. As of the close of business on January 18, 2000, Online has reserved an aggregate of 1,000,000 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Online 1999 Stock Option Plan, of which no shares have been issued pursuant to option exercises and 460,500 shares are subject to outstanding, unexercised options. Since January 18, 2000, Online has not issued or granted additional options under the Online 1999 Stock Option Plan or otherwise. Online has not issued or granted any stock appreciation rights or performance units under the Online 1999 Stock Option Plans or otherwise. Except for the rights created pursuant to this Agreement, the Online 1999 Stock Option Plan, the Online Warrants and the Online Option Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Online is a party or by which it is bound obligating Online to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Online or obligating Online to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement and as provided by
Section 6.11, there are no contracts, commitments or agreements relating to voting, purchase or sale of Online's capital stock (i) between or among Online and any of its shareholders and (ii) to Online's knowledge, between or among any of Online's shareholders. The terms of the Online 1999 Stock Option Plan and Online Warrants permit the assumption of options and warrants (as the case may be) to purchase Online Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Online shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Online 1999 Stock Option Plan and in connection with the Online Warrants have been provided to Omega and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Omega. All outstanding shares of Online Common Stock and all Online Options and Online Warrants were issued in compliance with all applicable federal and state securities laws.

         3.3 AUTHORITY. Online has all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Online Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Online, subject only to the approval of the Merger by Online's shareholders as contemplated by Section 7.1(a). Each of this Agreement and the Online Option Agreement has been duly executed and delivered by Online and constitutes the valid and binding obligation of Online, enforceable against Online in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Online Option Agreement by Online does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the certificate or articles of incorporation, bylaws, or other charter or organizational documents, each as amended, of Online or any of its subsidiaries, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Online or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, SRO or other Governmental Entity is required by or with respect to Online or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Online Option Agreement, the performance of Online's obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Plan of Merger as provided in Section 1.2, (ii) the filing with the SEC and the NASD of the Joint Proxy Statement/Prospectus relating to the Online Shareholders Meeting, (iii) such notices, applications, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws (including, without limitation, under the Securities Act and the Exchange Act) in connection with the Merger, (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Online and would not prevent, or materially alter or

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

delay, any of the transactions contemplated by this Agreement or the Omega Option Agreement. Online is not aware of any reason why the approvals of all Governmental Entities necessary to permit consummation of the Merger or the other transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement that would have a Material Adverse Effect on Online.

         3.4 ONLINE SEC DOCUMENTS; ONLINE FINANCIAL STATEMENTS. Online has furnished or made available (including via EDGAR) to Omega a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filings filed with the SEC by Online since the date of initial filing of Online's registration statement relating to its initial public offering, and, prior to the Effective Time, Online will have furnished Omega with true and complete copies of any additional documents filed with the SEC by Online prior to the Effective Time (collectively, the "Online SEC Documents"). In addition, Online has made available to Omega all exhibits to the Online SEC Documents filed prior to the date hereof, and will promptly make available to Omega all exhibits to any additional Online SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Online SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Online nor any of its subsidiaries is in material default thereunder. As of their respective filing dates, the Online SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Online SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Online SEC Document. The financial statements of Online, including the notes thereto, included in the Online SEC Documents (the "Online Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC or except to the extent corrected by a subsequently filed Online SEC Document filed prior to the date hereof). The Online Financial Statements fairly present the consolidated financial condition and operating results of Online and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

         3.5 ABSENCE OF CERTAIN CHANGES. Since January 31, 1999 (the "Online Balance Sheet Date"), Online has conducted its business in the ordinary course consistent with past practice and there has not occurred except as otherwise disclosed in the Online SEC Documents: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on Online; (ii) any acquisition, sale or transfer of any material asset of Online or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Online or any revaluation by Online of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Online, or any direct or indirect redemption, purchase or other acquisition by Online of any of its shares of capital stock; (v) any material contract entered into by Online or any of its subsidiaries, other than in the ordinary course of business and as provided to Omega, or any material amendment or termination of, or material default under, any material contract to which Online or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Online; (vii) any material increase in or material modification of the compensation or benefits payable or to become payable by Online to any of its directors, officers or employees except in the case of employees (other than officers) increases in the ordinary course of business consistent with past practices; (viii) any material change in the interest rate risk management and hedging policies, procedures or practices of Online or any of its subsidiaries, or any failure to comply with such policies, procedures and practices; or (ix) any negotiation or agreement by Online or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Omega and its representatives regarding the transactions contemplated by this Agreement).

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. None of Online or any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet of Online and subsidiaries included in Online's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 1999 (the "Online Balance Sheet"), (ii) those incurred in the ordinary course of business consistent with past practice since the Online Balance Sheet Date and which have not had and are not reasonably likely to have a Material Adverse Effect on Online, and (iii) those incurred in connection with the execution of this Agreement.

         3.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, inquiry, examination, inspection or investigation pending by or before any Governmental Entity, agency, court or tribunal, foreign or domestic or, to the knowledge of Online or any of its subsidiaries, threatened against Online or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby or would reasonably be expected to have a Material Adverse Effect on Online. There is no judgment, decree or order against Online or any of its subsidiaries, or, to the knowledge of Online and its subsidiaries, any of their respective directors or officers (in their capacities as such), that, individually or in the aggregate, would reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or would reasonably be expected to have a Material Adverse Effect on Online.

         3.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Online or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Online or any of its subsidiaries, any acquisition of property by Online or any of its subsidiaries or the conduct of business by Online or any of its subsidiaries as currently conducted or as proposed to be conducted by Online or any of its subsidiaries.

         3.9 COMPLIANCE WITH LAWS. Each of Online and its subsidiaries has complied in all material respects with all applicable federal, state, local, self-regulatory and foreign laws, statutes, ordinances, rules and regulations, and is not in violation in any material respect of, and has not received any notices of material violation with respect to, its respective certificate or articles of incorporation or bylaws or other charter or organizational documents, or any federal, state, local, self-regulatory or foreign statute, law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business.

         3.10 TITLE TO PROPERTY. Online and its subsidiaries have good, valid and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Online Balance Sheet or acquired after the Online Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Online Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Online Balance Sheet or in any Online SEC Document filed subsequent to the Online Balance Sheet Date. The plants, property and equipment of Online and its subsidiaries that are used in the operations of their businesses are in generally good operating condition and repair. All properties used in the operations of Online and its subsidiaries are reflected in the Online Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. SCHEDULE 3.10 of the Online Disclosure Schedule identifies each parcel of real property owned or leased by Online or any of its subsidiaries.

         3.11 INTELLECTUAL PROPERTY.

              (a) Online and its subsidiaries are the sole and exclusive owners of, or are licensed or otherwise possess legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Online Intellectual Property") that are used in and are material to the business of Online and its subsidiaries as currently conducted or as proposed to be conducted by Online and its subsidiaries. Online has not (i) licensed any Online Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to Online Intellectual Property.

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

              (b) SCHEDULE 3.11 of the Online Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in Online Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Online is a party and pursuant to which any person is authorized to use Online Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Online or any of its subsidiaries is a party and pursuant to which Online is authorized to use any third party patents, trademarks or copyrights, including software or other intellectual property ("Online Third Party Intellectual Property Rights"), which is incorporated in, is, or forms a part of any product or service of Online or any of its subsidiaries or which is otherwise used by Online or any of its subsidiaries (excluding commercially available, off-the-shelf software). No material royalties or other continuing payment obligations are or will be due in respect of Online Third Party Intellectual Property Rights, except as disclosed in the Online SEC Documents.

              (c) To the knowledge of Online, there is no unauthorized use, improper disclosure, infringement or misappropriation of any Online Intellectual Property rights of Online or any of its subsidiaries, or any Online Intellectual Property right of any third party to the extent licensed by or through Online or any of its subsidiaries, by any third party, including any employee or former employee of Online or any of its subsidiaries. Neither Online nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of unauthorized use, improper disclosure, misappropriation or infringement of any Online Intellectual Property.

              (d) None of Online or its subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of or cause a right to terminate any license, sublicense or other agreement relating to any Online Intellectual Property or Online Third Party Intellectual Property Rights which would have a Material Adverse Effect on Online.

              (e) All patents, registered trademarks, service marks and copyrights held by Online and its subsidiaries are valid and subsisting. Neither Online nor any of its subsidiaries (i) has been charged in any suit, action or proceeding with any infringement, violation, misappropriation, improper disclosure or unauthorized use of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or a breach of any license or other agreement involving Online Intellectual Property nor has a claim been made with respect thereto or (ii) has brought any action, suit or proceeding for infringement, violation, misappropriation, improper disclosure or unauthorized use of Online Intellectual Property or breach of any license or agreement involving Online Intellectual Property against any third party. To the knowledge of Online, neither the manufacturing, use, marketing, licensing or sale of the products or services of Online or any of its subsidiaries constitutes an infringement, violation, misappropriation, unauthorized use or improper disclosure in any material respect of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

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

              (f) Online has secured valid written assignments from all consultants and employees who contributed to the creation or development of Online Intellectual Property of the rights to such contributions that Online does not already own by operation of law.

              (g) Online has taken reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Online Intellectual Property not otherwise protected by patents, patent applications or copyright ("Online Confidential Information"). All use, disclosure or appropriation of Online Confidential Information owned by Online or any of its subsidiaries by or to a third party has been pursuant to the terms of a written agreement between Online or its subsidiary and such third party. All use, disclosure or appropriation by Online and its subsidiaries of Online Confidential Information not owned by Online or any such subsidiary has been pursuant to the terms of a written agreement between Online or its subsidiary and the owner of such Online Confidential Information, or is otherwise lawful.

         3.12 ENVIRONMENTAL MATTERS.

              (a) For purposes of this Section 3.12 only, the following terms shall be defined as follows:

                  (i) For purposes of this Section 3.12 only, "Property" shall mean all real property leased or owned by Online or its subsidiaries either currently or in the past.

                  (ii) For purposes of this Section 3.12 only, "Facilities" shall mean all buildings and improvements on the Property of Online or its subsidiaries.

              (b) Online represents and warrants as follows: (i) to Online's knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) to Online's knowledge, all Hazardous Materials have been disposed of in accordance with all Environmental and Safety Laws; (iii) Online and its subsidiaries have received no written notice of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) to Online's knowledge, no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) to Online's knowledge, neither Online nor any of its subsidiaries are a potentially responsible party under CERCLA, or state analog statute, arising out of events occurring prior to the Effective Time; (vi) to Online's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or any Property; (vii) to Online's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under any Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) to Online's knowledge, there are no PCBs deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Online's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) Online's and its subsidiaries' uses of and activities in the Facilities and Property have at all times complied in all material respects with all Environmental and Safety Laws; and (xi) Online and its subsidiaries have

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

all the permits and licenses required to be issued under Environmental and Safety Laws and are in compliance in all material respects with the terms and conditions of those permits.

         3.13 TAXES. Online and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Online or any of its subsidiaries is or has been a member have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due, other than any Taxes for which adequate reserves under generally accepted accounting principles have been recorded in the Online Financial Statements. Online has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Online has no material liability for unpaid Taxes accruing after the date of the Online Balance Sheet other than Taxes arising in the ordinary course of its business. Except as disclosed in the Online SEC Documents, there is (i) no material claim for Taxes that is a lien against the property of Online or any of its subsidiaries or is being asserted against Online or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) Online has not been notified that any audit of any Tax Return of Online or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Online or any of its subsidiaries is currently in effect and (iv) there is no agreement, contract or arrangement to which Online or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. There has been no change in ownership of Online or any of its subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code. Online has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Online nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Online or any of its subsidiaries. Neither Online nor any of its subsidiaries is a party to any Tax sharing or Tax allocation agreement nor does Online or any of its subsidiaries owe any amount under any such agreement. Neither Online nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Online nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Online was not the ultimate parent corporation. Online and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities. Online and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions.

         3.14 EMPLOYEE BENEFIT PLANS.

              (a) SCHEDULE 3.14 of the Online Disclosure Schedule lists, with respect to Online, any subsidiary of Online and any trade or business (whether or not incorporated) which is treated as a single employer with Online (an "Online ERISA Affiliate") within the meaning of Section 414(b),

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

(c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of ERISA, (ii) each loan to a non-officer employee in excess of Fifty Thousand Dollars ($50,000), loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Online and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, are still operative and in effect for the benefit of, or relating to, any present or former employee, consultant or director of Online (together, the "Online Employee Plans").

              (b) Online has furnished to Online a copy of each of the Online Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Online Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Online Employee Plan intended to be qualified under Section 401 (a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Online has also furnished Omega with the most recent Internal Revenue Service determination letter issued with respect to each such Online Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Online Employee Plan subject to Code
Section 401 (a). Online has also furnished Omega with all registration statements and prospectuses prepared in connection with each Online Employee Plan.

              (c) (i) None of the Online Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Online Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Online Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Online and each subsidiary or Online ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or material violation by any other party to, any of the Online Employee Plans; (iv) neither Online nor any subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Online Employee Plans; (v) all material contributions required to be made by Online or any subsidiary or Online ERISA Affiliate to any Online Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Online Employee Plan for the current plan years; (vi) with respect to each Online Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) each Online Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Newco (other than ordinary administrative expenses typically incurred in a termination event);
(viii) all premiums required by any Online Employee Plan have been paid thereunder or accrued on the books of Online; (ix) all outstanding indebtedness for services performed or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owned to any present or former employee, consultant or director have been paid when due or accrued on the books of Online; and (x) no action or failure to act with respect to any Online Employee Plan could subject Online, Surviving Corporations or Newco or any of their respective affiliates or any Online Employee Plan to any material tax, penalty or other liability, for breach of fiduciary duty or otherwise, under ERISA or any other applicable law, whether by way of indemnity or otherwise. With respect to each Online Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(l) of ERISA, Online has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Online Employee Plan, except to the extent the failure to timely or properly file or comply would not, in the aggregate, have a Material Adverse Effect on Online. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Online is threatened, against or with respect to any such Online Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor, and, to the knowledge of Online, there are no facts that could give rise to any material liability in the event of any such suit, proceeding, action or other litigation. No payment or benefit which will or may be made (either as a result of the Merger or otherwise) by Online to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. Neither Online nor any Online subsidiary or other ERISA Affiliate is a party to, or has ever been a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA. Neither Online nor any Online subsidiary or Online ERISA Affiliate currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (d) With respect to each Online Employee Plan, Online and each of its subsidiaries have complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

              (e) The consummation of the transactions contemplated by this Agreement will not (either alone or when taken together with any additional or subsequent events) (i) entitle any current or former employee or other service provider of Online, any Online subsidiary or any other Online ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

              (f) There has been no amendment to, or written interpretation or announcement (whether or not written) by Online, any Online subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Online Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Online's financial statements.

              (g) There has been no deferral of any cash or securities under the Online Stock Option Plans.

         3.15 EMPLOYEE MATTERS.

              (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Online or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Online or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

              (b) Online and each of its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Online and each of its subsidiaries has withheld all material amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Online is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending material claims against Online or any of its subsidiaries under any workers compensation plan or policy or for long term disability. Neither Online nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Online. There are no material controversies pending or, to the knowledge of Online, threatened between Online or any of its subsidiaries, on the one hand, and any of their respective employees, on the other hand, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal which would have a Material Adverse Effect on Online. Neither Online nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract; nor does Online know of any activities or proceedings of any labor union to organize any such employees. To Online's knowledge, no employees of Online are in violation in any material respect of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Online because of the nature of the business conducted or presently proposed to be conducted by Online or to the use of trade secrets or proprietary information of others. Except as disclosed in the Online SEC Documents filed prior to the date of this Agreement, Online does not have any employment agreement with any of its officers or other employees.

              (c) All employees of Online or any of its subsidiaries engaged in the business of, acting as, or performing the duties of a registered representative, registered principal or similar registered personnel or agent (under the definition of such terms in the rules of the NASD, The Nasdaq National Market, any other SRO or any state which has jurisdiction over Online or any of its subsidiaries (if applicable)) are properly registered to act in the capacity of a registered representative, registered principal or similar registered personnel or agent under the rules of the NASD, The Nasdaq National Market, any other SRO or any state which has jurisdiction over Online or any of its subsidiaries (if applicable).

         3.16 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Online SEC Documents filed prior to the date of this Agreement, neither Online nor any of its subsidiaries is indebted to any director, officer, employee or agent of Online or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Online or any of its subsidiaries other than an employee (who is not an officer) for nonmaterial amounts, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

         3.17 INSURANCE. Online and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Online and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Online and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Online has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

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

         3.18 REGULATORY MATTERS.

              (a) Online and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Online or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation or conduct of Online's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Online Authorizations"), and all of such Online Authorizations are in full force and effect and there are no circumstances which indicate that any of such Online Authorizations may not be renewed or withdrawn or amended, in whole or in part, except where the failure to obtain or have any of such Online Authorizations could not reasonably be expected to have a Material Adverse Effect on Online.

              (b) Online and its subsidiaries have complied, and are in compliance, in all material respects with all applicable federal, state, local and self-regulatory laws, statutes, licensing requirements, rules, and regulations. Each of Online and its subsidiaries has, and is in compliance in all material respects with, all material Governmental Permits necessary to conduct their businesses, including, but not limited to, Governmental Permits of the SEC, the NASD, the NASD Regulation, Inc., The Nasdaq Stock Market, any state or foreign securities or prosecutorial authority or any other Governmental Entity required to operate their respective businesses and maintain their respective assets. Each of Online and its subsidiaries has obtained all material Governmental Permits of any and all Governmental Entities required for the carrying on of its business and the maintenance of its assets and such material Governmental Permits are in full force and effect, and there are no circumstances of which Online is aware which indicate that any of such material Governmental Permits may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part. SCHEDULE 3.18 to the Online Disclosure Schedule sets forth a true and complete list of all Governmental Permits held by Online or any of its subsidiaries or any of their respective employees (including all registered personnel). Neither Online nor any of its subsidiaries has received any notice from any Governmental Entity (i) asserting that Online or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances that such Governmental Entity enforces or (ii) threatening to revoke cancel or not renew any Permit or (iii) restricting or disqualifying their activities. After giving effect to the Merger all Governmental Permits of the Online Surviving Corporation and its subsidiaries shall continue to be valid and in full force and effect to the same extent as they presently are for Online and its subsidiaries. There is no order issued, investigation or proceeding pending or (to Online's knowledge) threatened, or notice served which remains outstanding or unresolved, with respect to any material violation of any law, statute, ordinance, order, writ, decree, rule, or regulation issued by any Governmental Entity applicable to either Online or any of its subsidiaries or any of their respective directors, officers, employees or agents.

              (c) Neither Online nor any of its subsidiaries is a party or subject to, any agreement, consent decree or order, or other understanding or arrangement with, or any directive of any Governmental Entity which imposes any material restrictions on, or otherwise affects in any material respect, the conduct of the business of Online or any of its subsidiaries. SCHEDULE 3.18 of

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

the Online Disclosure Schedule sets forth all compliance or enforcement proceedings or, to the knowledge of Online, examinations, inspections, investigations or inquiries convened, and all fines, sanctions and other measures imposed by any Governmental Entity or body against, concerning or relating to Online, any of its subsidiaries, any of their respective predecessor entities, or any of their respective directors, officers, employees or agents.

              (d) Each of Online and its subsidiaries, to the extent required to so register (the "Online Broker-Dealers"), is duly registered as a broker-dealer with the SEC and under all applicable state, federal, foreign or related laws and is a member of the NASD and a member of SIPC and the Municipal Securities Rulemaking Board. Online has delivered or made available to Omega a true and complete copy of Online's currently effective Form BD as filed with the NASD, a copy of any restriction agreement, its NASD membership agreement, and all Government Permits, including, all currently effective SEC, NASD, and state registrations. Online has also made available to Omega all prior Form BD's filed with the NASD and any state, as well as any state registration filings submitted on state specific forms. Online has also made available to Omega all correspondence between Online and any Governmental Entity, including the SEC, NASD and all applicable state regulators, within the last five years, and will provide Omega such forms and reports as are filed from and after the date hereof and prior to the Closing. None of the Online Broker-Dealers has exceeded in any material respect the business activities enumerated in any applicable restriction or membership agreements or other limitations imposed in connection with its registrations, forms (including Form BDs) and reports filed with the NASD or any other Governmental Entity. The information contained in such registrations, forms and reports was or will be true and complete in all material respects as of the date hereof and, except as indicated on a subsequent registration form or report filed before the Closing, will continue to be true and complete in all material respects. Each such registration is in full force and effect, except where the failure to be so would not have a Material Adverse Effect on Online.

              (e) None of Online or any of its subsidiaries is required to be registered as an investment adviser under the Advisers Act or under any state, federal and foreign investment adviser or related laws.

              (f) None of Online, its subsidiaries or their respective operations are required to be registered as an investment company under the Investment Company Act of 1940, as amended.

              (g) Schedule 3.18(g) of the Online Disclosure Schedule sets forth a list of all bank, brokerage and proprietary trading accounts maintained by or on behalf of Online, and the persons authorized as signatories or to conduct transactions relating thereto.

         3.19 MATERIAL CONTRACTS.


              (a) Except for the contracts included as an exhibit to the Online SEC Documents or in connection with this transaction, neither Online nor any of its subsidiaries is a party to or bound by any of the following (collectively and including the contracts which are included as exhibits to the Online SEC Documents, the "Online Material Contracts"):

                  (i) any contract or agreement for the acquisition or sale of securities or any material portion of the assets or business of or to any other person or entity whether completed or pending other than pursuant to Online Options or Online Warrants;

                  (ii) any contract or agreement for the purchase of materials, supplies, equipment, services or data involving in the case of any such contract or agreement more than Fifty Thousand Dollars ($50,000) over the life of the contract or agreement;

                  (iii) any contract, agreement or instrument that expires or may be renewed at the option of any person other than Online or its subsidiaries so as to expire more than six months after the date of this Agreement, or which is not terminable by Online or a subsidiary (as applicable) on sixty or fewer days' notice at any time without penalty, and involves the receipt or payment by Online or any of its subsidiaries of more than Fifty Thousand Dollars ($50,000) during any twelve month period;

                  (iv) any indenture, mortgage, note, loan agreement, installment obligation or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement, any letter of credit or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                  (v) any contract or agreement for capital expenditures in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate with other similar contracts or agreements;

                  (vi) any contract or agreement limiting the freedom of Online or any of its subsidiaries or (to the extent known to Online) any of its officers or key employees to engage in any line of business or to compete with any person (as that term is defined in the Exchange Act) or any confidentiality, secrecy or non-disclosure contract or agreement other than an ancillary provision included as part of a contract or agreement entered into by Online or any of its subsidiaries in the ordinary course of business;

                  (vii) any contract or agreement involving payments during any twelve- month period of Fifty Thousand Dollars ($50,000) or more, pursuant to which Online or any of its subsidiaries is a lessor or lessee of any real property, machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                  (viii) any material contract or agreement with any person with whom Online or any of its subsidiaries does not deal at arm's length within the meaning of the Code;

                  (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

                  (x) any material consulting agreement;

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

                  (xi) any distribution, reseller, dealer, agency, franchise, advertising, revenue sharing, marketing or similar agreement;

                  (xii) any clearing agency, investment banking, placement, broker or similar agreement;

                  (xiii) any agreement with any Governmental Entity (including any SRO);

                  (xiv) any agreement to provide brokerage services or directly or indirectly participate in brokerage activities, commissions or fees in any manner (including any forms of customer brokerage agreements);

                  (xv) any data redistribution or other agreement with any vendor of financial market data or relating in any manner to financial market data;

                  (xvi) any product and/or service warranties, price protection or return agreement or written policy or any similar written undertaking by or for which Online or any of its subsidiaries remains responsible to perform (a form of any of the foregoing will be sufficient);

                  (xvii) any material agreement which would be terminable other than by Online or its subsidiaries or any agreement that provides for the payment of money, accelerates or increases benefits, vesting or compensation or entitles any person to take actions or receive benefits or otherwise triggers obligations as a result of the Merger or consummation of any of the transactions contemplated by this Agreement not otherwise disclosed in the Online Disclosure Schedule; or

                  (xviii) any other agreement which is material to the operations of Online's or any of its subsidiaries' businesses or operations or which may have a material affect on Online's assets, properties or the Merger.

              (b) Each of Online and its subsidiaries has performed all of the material obligations required to be performed by it and is entitled to all accrued benefits under, and is not in material default, nor to Online's knowledge has a claim been that it is in material default in respect of, each Online Material Contract to which it is a party or by which it is bound. Each of the Online Material Contracts is in full force and effect and there exists no material default or event of default or event, occurrence, condition or act, with respect to Online or any of its subsidiaries or, to Online's knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default under any Online Material Contract. There are no unwritten obligations or agreements or course of dealings contrary in any material respect to the specific terms and provisions of any Material Contract. True, correct and complete copies of all Online Material Contracts have been delivered to Omega or filed as an exhibit to the Online SEC Documents.

         3.20 ONLINE OPTIONS. Since January 31, 1999, Online has not granted any options, stock appreciation rights or other rights to acquire securities other than grants of stock options to new employees in accordance with the ordinary course of its business consistent with past practices, or accelerated, amended or changed the period of exercisability or vesting of options or other rights granted, under Online's 1999 Stock Option Plan or authorized cash payments in exchange for any options or other rights granted under such plan.

         3.21 REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS. The information supplied by Online for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Online for inclusion in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to either the shareholders of Omega or Online, at the time of either of the Shareholders Meetings or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for either of the Shareholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Online which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Online shall promptly inform Omega of such event or information. Notwithstanding the foregoing, Online makes no representation, warranty or covenant with respect to any information supplied by Omega, Newco or the Merger Subs which is contained in any of the foregoing documents.

         3.22 OPINION OF FINANCIAL ADVISOR. Online has been advised by its financial advisor, Raymond James & Associates, Inc. ("Raymond James") that in such advisor's opinion, as of the date hereof, the consideration to be received by the shareholders of Online in the Merger is fair, from a financial point of view, to the shareholders of Online. A copy of the written opinion to the foregoing effect of Raymond James dated as of the date of the Agreement has been delivered to Omega or will be delivered to Omega within five business days from the date of this Agreement.

         3.23 ONLINE AFFILIATE AGREEMENTS. Each Affiliate (as defined below) of Online has entered into a Online Affiliate Agreement in the form attached hereto as Exhibit C (the "Online Affiliate Agreements"). Online shall use its best efforts to obtain such a written agreement from any other person as soon as practicable after the date on which such person becomes as an Affiliate of Online prior to the Effective Time. For purposes of this Agreement, persons and/or entities deemed affiliates of an entity within the meaning of Rule 144 of the rules and regulations of the SEC promulgated under the Securities Act for purposes of Accounting Series, Releases 130 and 135, as amended, of the SEC are referred to as "Affiliates."

         3.24 STATE TAKEOVER STATUTES. The Board of Directors of Online has taken all actions so that the restrictions contained in Section 607.0902 of the Florida Law applicable to "control shares" (as defined in such Section 607.0902) will not apply to the execution, delivery or performance of this

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Agreement, the Shareholder Agreements or the Option Agreement or the
consummation of the Merger or the other transactions contemplated by this Agreement, the Online Shareholder Agreements or the Online Option Agreement. No other state takeover statute is applicable to the Merger, this Agreement, the Online Option Agreement, the Online Shareholder Agreements or the transactions contemplated hereby or thereby.

         3.25 TAX AND ACCOUNTING TREATMENT. Neither Online nor any of its directors or officers has taken any action that would interfere with Newco's, the Surviving Corporations', Omega's or Online's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Online nor, to Online's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would interfere with Newco's, the Surviving Corporations', Omega's or Online's ability to account for the Merger as a pooling of interests or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.26 BROKERS' AND FINDERS' FEES. Online has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than under its engagement letter with Raymond James.

         3.27 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Online herein or in any schedule hereto, including the Online Disclosure Schedule, or certificate furnished by Online pursuant to this Agreement, or the Online SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

         Except as disclosed in the document of even date herewith delivered by Newco to Omega and Online prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Newco Disclosure Schedule'), any exception so disclosed in the Newco Disclosure Schedule to specifically identify the Section, Subsection or clause of this Agreement to which such exception relates, Newco represents and warrants to Omega and Online as follows:

         4.1 ORGANIZATION, STANDING AND POWER. Each of Newco and Merger Subs are corporations duly organized, validly existing and in good standing under the laws of the State of Florida. Newco and Merger Subs have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

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

         4.2 CAPITAL STRUCTURE. The authorized capital stock of Newco consists of 200,000,000 shares of Newco Common Stock and 25,000,000 shares of Newco preferred stock, par value $.01 per share, of which there were issued and outstanding as of the close of business on January 18, 2000, 100 shares of Newco Common Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after January 18, 2000, other than as contemplated pursuant to this Agreement. All outstanding shares of Newco Common Stock are duly authorized, validly issued, fully paid and non- assessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws, each as amended, of Newco or any agreement to which Newco is a party or by which it is bound. Except for (i) the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Newco is a party or by which it is bound obligating Newco to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Newco or obligating Newco to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Newco's capital stock (i) between or among Newco and any of its stockholders and (ii) to Newco's knowledge, between or among any of Newco's stockholders. All outstanding shares of Newco Common Stock were issued in compliance with all applicable federal and state securities laws.

         4.3 AUTHORITY. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Newco and Merger Subs. This Agreement has been duly executed and delivered by Newco and Merger Subs, and constitutes the valid and binding obligations of Newco and Merger Subs, enforceable against them in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Newco or Merger Subs, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Newco or Merger Subs or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Newco or Merger Subs in connection with the execution and delivery of this Agreement by Newco and Merger Subs or the consummation by Newco and Merger Subs of the transactions contemplated hereby, except for (i) the filing of the Plan of Merger as provided in Section 1.2 hereof, (ii) the filing with the SEC and the NASD of the Registration Statement and the

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effectiveness thereof, (iii) the filing of a Form 8-K with the SEC and the NASD,
(iv) any filings, applications and consents as may be required under applicable federal, SRO or state securities laws or the securities laws of any foreign country, (v) the filing of a registration statement on Form 8-A ("Form 8-A") to register the Newco Common Stock under the Exchange Act, (vi) the filing with The Nasdaq National Market of a listing application and agreement with respect to, and The Nasdaq National Market's acceptance for listing of, the shares of Newco Common Stock issuable upon conversion of the Omega Common Stock and the Online Common Stock in the Merger and upon exercise of the options under the Omega
Stock Option Plans and Online 1999 Stock Option Plan, the WOW Options and the Online Warrants assumed by Newco, (vii) the filing of a registration statement on Form S-8 (or other applicable form) with the SEC covering the shares of Newco Common Stock issuable pursuant to outstanding options under the Omega Stock Option Plans, the Online 1999 Stock Option Plan and the WOW Options assumed by Newco, and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Newco and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         4.4 ABSENCE OF UNDISCLOSED LIABILITIES. Newco has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those incurred or to be incurred in connection with the Merger and the transactions related thereto and/or contemplated pursuant hereto and which have not had and are not reasonably likely to have a Material Adverse Effect on Newco.

         4.5 LITIGATION. There is no judgment, decree or order against Newco or any of its subsidiaries or, to the knowledge of Newco, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         4.6 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. The information supplied by Newco for inclusion in the Registration Statement (or such other successor form as shall be appropriate) shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Newco for inclusion in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to either of Omega's or Online's shareholders, at the times of the Shareholders Meetings and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Online Shareholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Newco which should be set forth in an amendment to the Registration Statement or in a supplement to the Joint Proxy Statement/ Prospectus, Newco will promptly inform Omega and Online of such event or information.

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

Notwithstanding the foregoing, neither Newco nor Merger Subs makes any representation, warranty or covenant with respect to any information supplied by or on behalf of Online or any of its affiliates which is contained in any of the foregoing documents.

         4.7 TAX TREATMENT. Neither Newco nor any of its directors or officers has taken any action that would prevent the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Newco nor, to Newco's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         4.8 BROKER'S AND FINDERS' FEES. Newco has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby other than those incurred by Omega and Online.

         4.9 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Newco and Merger Subs herein or in any Schedule hereto, including the Newco Disclosure Schedule, or certificate furnished by Newco pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 CONDUCT OF BUSINESSES OF OMEGA AND ONLINE. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, each of Omega, Online and Newco shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the others:

              (a) CHARTER DOCUMENTS. Cause or permit any amendment, modification, alteration or rescission of its certificate or articles of incorporation, bylaws or other charter or organizational documents;

              (b) DIVIDENDS: CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; or

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

              (c) OPTIONS. Grant any options, stock appreciation rights or other rights to acquire securities other than stock options to its employees and consultants in accordance with the ordinary course of its business consistent with past practices (meaning, with respect to Omega, grants of stock options to its employees (other than executive officers) and to new employees consistent with past practices not exceeding in the aggregate from the date hereof until the Effective Time stock options to purchase 200,000 shares of Omega Common Stock and, with respect to Online, grants of stock options to its employees (other than executive officers) and new employees consistent with past practices not exceeding in the aggregate from the date hereof until the Effective Time stock options to purchase 50,000 shares of Online Common Stock), or accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans.

         5.2 ONLINE CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Online agrees (except to the extent expressly otherwise permitted or required by this Agreement or as consented to in writing by Omega), to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable best efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Online agrees to promptly notify Omega of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on it or its subsidiaries. Without limiting the generality of the foregoing, Online shall not, unless consented to in writing, in advance, by Omega: enter into, amend, violate or waive any material term of any Material Contract or commitment; issue or propose to issue any shares of its capital stock; acquire or dispose of, or obtain or grant licenses for, any intellectual property rights; sell, lease, license, dispose of or acquire any material asset; incur any indebtedness for borrowed money or assume, guarantee, cancel, release, pay, discharge, assign or modify any material obligation or amount of indebtedness; make any loan; enter into, modify or cancel any real property, operating or capital lease (or waive any material right or obligation thereunder); make any material capital expenditure, modify any insurance provided by existing insurance policies; create, adopt, amend, cancel or implement any employee plans or pay any special bonus or remuneration to any officer or employee, or increase wages or benefits generally or to any officer or key employee, or agree to or pay any severance payments to officers or key employees, or accelerate the vesting of any stock option or any other benefits of any employee, consultant or other person, commence any action, suit or proceeding (legal or quasi-legal); acquire or agree to acquire directly or indirectly by merging or consolidating with, or by purchase or otherwise, a substantial portion of the assets of, or by any other manner (including without limitation, a purchase of securities), any business or any corporation, partnership, association or other business organization or division thereof; enter into or agree to enter into any strategic alliance with any business or part thereof; make or change any material election in respect of Taxes (including accounting methods or Tax Return amendments) or enter into any settlement or closing agreement regarding Taxes; revalue or restate any of its assets, liabilities, revenues, expenses or cash flows;

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change any of its accounting methods, procedures, policies or practices; or
change or fail to renew any existing domain names.

         5.3 OMEGA CONDUCT OF BUSINESS. Omega shall not, unless consented to in writing, in advance, by Online, acquire or agree to acquire by merging or consolidating with or by purchasing a substantial portion of the assets of or by any other manner (including, without limitation, a strategic alliance (which shall not include business-to-business marketing relationships such as the ones that exist with Wall Street Access)) any business or any corporation partnership, association or other business organization operating as a broker-dealer.

         5.4 NO SOLICITATION. For purposes of this Section, the term "Company" shall apply to either Omega or Online and "the other such party" or words of similar import shall refer to either Omega or Online as the context so dictates. Company and its subsidiaries and the officers, directors, employees, agents, representatives and advisors of Company and its subsidiaries (collectively, Company's "Representatives") will not, directly or indirectly, (i) take any action to solicit, initiate, encourage (including by way of furnishing information) or take any other action designed to facilitate or agree to any Takeover Proposal (as defined in Section 8.3(e) hereof) or (ii) subject to the next three sentences, engage in negotiations with, or disclose any nonpublic information relating to Company or any of it subsidiaries to, or afford access to the properties, books or records of Company or any of its subsidiaries to, any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal, or whose efforts to formulate a Takeover Proposal would be assisted thereby; provided, nothing herein shall prohibit Company's Board of Directors from taking and disclosing to Company's shareholders a position with respect to an unsolicited tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal shall be received by the Board of Directors of Company, then, to the extent the Board of Directors of Company believes in good faith (after receiving written advice from its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Company determines in good faith after advice from outside legal counsel that it is necessary for the Board of Directors of Company to further entertain and consider the Superior Proposal in order to comply with its fiduciary duties to shareholders under applicable law, Company and its Representatives may furnish information to the party, making such Superior Proposal and engage in negotiations with such party, and such actions shall not be considered a breach of this Section 5.4 or any other provisions of this Agreement; provided that in each such event Company notified the other party of such determination by the Company Board of Directors and has delivered to the other party a true and complete copy of the Superior Proposal (or summary of any oral proposal) received from such third party and all documents containing or referring to non-public information of Company that are supplied to such third party. Further, Company shall provide such non-public information pursuant to a nondisclosure agreement at least as restrictive on such third party as the Confidentiality Agreement (as defined in Section 6.4) is on the other party. In addition, in the case of Online, Online shall not agree to or endorse, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse, any Takeover Proposal or

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withdraw its recommendation of the Merger unless the Board of Directors of
Online believes in good faith (after receiving written advice from its financial advisors) that such action is required in order for the Board of Directors to comply with it fiduciary duties to shareholders under applicable law, Online has provided Omega at least five (5) business days prior notice thereof and within such five (5) business days Online has not received a proposal from Omega superior in value to the Superior Proposal as determined by Online's Board of Directors acting in good faith consistent with complying with its fiduciary duties to shareholders under applicable law, has terminated this Agreement pursuant to Section 8.1(g) and has paid Omega all amounts payable to Omega pursuant to and within the time period set forth in Section 8.3, and, in the case of Omega, Omega shall not withdraw, and shall not permit any of its officers, directors, employees or other representatives to withdraw its recommendation of the Merger unless the Board of Directors of Omega believes in good faith (after receiving written advice from its financial advisors) that such action is required in order for the Board of Directors to comply with it fiduciary duties to shareholders under applicable law, Omega has provided Online at least five (5) business days prior notice thereof, has terminated this Agreement pursuant to Section 8.1(f) and has paid Online all amounts payable to Online pursuant to and within the time period set forth in Section 8.3. Company will promptly (and in any event within 24 hours) notify the other party after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Company or any of its subsidiaries or for access to the properties, books or records of Company or any of its subsidiaries by any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal, or whose efforts to formulate a Takeover Proposal would be assisted thereby (such notice to include the identity of such person or persons), and will keep the other party fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide the other party with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. Company shall immediately cease and cause to be terminated any discussion or negotiations with any persons conducted that may have existed with respect to a Takeover Proposal prior to the execution of this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          6.1 REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS.

                  (a) As soon as practicable after the execution of this Agreement, Omega and Online shall prepare and file with the SEC preliminary proxy materials relating to the Shareholders Meetings and the vote of the shareholders of each of Omega and Online with respect to the Merger. As soon as practicable following receipt of SEC comments on the Joint Proxy Statement/Prospectus, Omega and Online shall file with the SEC definitive proxy materials relating to the Shareholders Meetings and Newco shall file with the SEC the Registration Statement, which shall include the Joint Proxy Statement/Prospectus as a prospectus, in connection with the registration under the Securities Act of the shares of Newco Common Stock to be distributed to holders of Omega

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

Common Stock and Online Common Stock pursuant to the Merger. Each of Newco, Omega and Online shall use its reasonable best efforts to have or cause the Registration Statement to become effective (including clearing the Joint Proxy Statement/Prospectus with the SEC) as promptly as practicable, and shall take any and all actions required under any applicable federal or state securities laws or blue sky laws in connection with the issuance of Newco Common Stock pursuant to the Merger. Without limiting the generality of the foregoing, each of Omega and Online shall (i) notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC or any other governmental official for amendments or supplements to, or any other filing or supplemental or additional information relating to the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or any other governmental official, on the other hand, with respect to any of the foregoing filings, and (ii) use all reasonable efforts, after consultation with the other such party, to respond promptly to any comments made by the SEC with respect to the Joint Proxy Statement/Prospectus (including each preliminary version thereof) and the Registration Statement (including each amendment thereof and supplement thereto). As promptly as practicable after the Registration Statement shall have become effective, each of Omega and Online shall mail or cause to be mailed its Joint Proxy Statement/Prospectus to its respective shareholders.

              (b) Omega and Online shall each cause the Registration Statement and the Joint Proxy Statement Prospectus to comply in all material respects with the Securities Act, the Exchange Act and all other applicable federal and state securities law requirements. Each of Omega and Online shall, and shall cause its respective representatives to, fully cooperate with the other such party and its respective representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall provide promptly to the other such information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. If at any time prior to the Effective Time Omega or Online shall become aware of any fact, event or circumstance that is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Omega or Online, as the case may be, shall promptly notify the other of such fact, event or circumstance and the parties shall cooperate with each other in filing with the SEC or any other governmental official, and (in the case of a supplement to the Joint Proxy Statement/Prospectus) mailing to shareholders of Omega or Online, as appropriate, such amendment or supplement.

              (c) (i) The Joint Proxy Statement/Prospectus shall contain the unanimous recommendation of the Board of Directors of Omega that the Omega shareholders approve this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are advisable and fair to, and in the best interests of, the shareholders of Omega PROVIDED that no such recommendation need be included, and any such recommendation may be withdrawn if previously included, if a Superior Proposal has been made and Omega and Omega's Board of Directors withdraw or modify such recommendation in compliance with, and otherwise have complied in all respects with, Section 5.4. Notwithstanding anything to the contrary contained herein, Omega shall not include in the Joint Proxy Statement/Prospectus any information with

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

respect to Online or its affiliates or associates, the form and content of which information shall not have been approved by Online prior to such inclusion.

                  (ii) The Joint Proxy Statement/Prospectus shall contain the unanimous recommendation of the Board of Directors of Online that the Online shareholders approve this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are advisable and fair to, and in the best interests of, the shareholders of Online PROVIDED that no such recommendation need be included, and any such recommendation may be withdrawn if previously included, if a Superior Proposal has been made and Online and Online's Board of Directors withdraw or modify such recommendation in compliance with, and otherwise have complied in all respects with Section 5.4. Notwithstanding anything to the contrary contained herein, Online shall not include in the Joint Proxy Statement/Prospectus any information with respect to Omega or its affiliates or associates, the form and content of which information shall not have been approved by Omega prior to such inclusion.

         6.2 MEETINGS OF SHAREHOLDERS. Omega and Online shall, consistent with Florida Law and its respective Articles of Incorporation and Bylaws, call and hold, in the case of Omega, the Omega Shareholders Meeting and, in the case of Online, the Online Shareholders Meeting, as promptly as practicable for the purpose of voting upon the adoption or approval of this Agreement and shall use all reasonable best efforts to hold their respective meetings as soon as practicable after the date on which the Registration Statement becomes effective, but in no event later than 35 days after the effective date of the Registration Statement. Omega and Online shall each use its best efforts to solicit from its respective shareholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger provided that such solicitation efforts need not be made (although all efforts required to hold its respective Shareholders Meeting will continue to be required and, in that regard, its respective Shareholders Meeting shall be held and not canceled unless this Agreement is terminated pursuant to and as permitted under the terms of this Agreement prior to its respective Shareholders Meeting), if a Superior Proposal has been made and Omega or Online and its respective Board of Directors withdraw or modify such recommendation in compliance with, and otherwise have complied in all respects with, Section 5.4.

         6.3  ACCESS TO INFORMATION.

              (a) At all times prior to the Effective Time, Omega and Online shall each afford the other such party and its accountants, counsel and other representatives, reasonable access during normal business hours to (i) all of its properties, books, contracts, commitments and records as well as those of its subsidiaries, (ii) all of its Tax Returns and accountants' work papers and all other information relating to Taxes of it and its subsidiaries, and (iii) all other information concerning the business, properties and personnel of it and its subsidiaries as the other party may reasonably request. Omega and Online each agree to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements, budgets, operating plans and projections promptly upon request.

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              (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Omega and Online shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations.

              (c) No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         6.4 CONFIDENTIALITY. The parties acknowledge that each of Omega and Online have previously executed a mutual nondisclosure agreement dated November 15, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except to the extent necessary to comply with the terms of this Agreement.

         6.5 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Omega and Online shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and Online shall not issue any such press release or make any such statement or disclosure without the prior approval of Omega (which approval shall not be unreasonably withheld or delayed), except as may be required by law or by obligations pursuant to any listing agreement with Nasdaq, in which case Online shall use commercially reasonable efforts to consult with the Omega before issuing such press release or making such public statement or disclosure.

         6.6 CONSENTS; COOPERATION. Each of Newco, Merger Subs, Omega and Online will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. In the event an injunction or other order shall have been issued which prevents, alters or delays the Merger or any other transaction contemplated hereby, each party agrees to use its reasonable best efforts to have such injunction or other order lifted. Without limiting the foregoing, each of Omega and Online shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. As soon as practicable following the execution hereof, Omega, Online and Newco shall file all necessary forms and take all necessary actions, and thereafter shall use its reasonable best efforts, to file any required notice or application and to obtain prior to the Closing Date approval of the change of control or ownership of Omega and Online and its respective subsidiaries from The

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Nasdaq Stock Market or the NASD and any applicable state and all other notices, licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts, agreements, licenses or other instruments relating to the business as may be required in order to enable each of Omega, Online and Newco, respectively, to perform its obligations hereunder and so as to permit the Closing to occur at the earliest possible date.

         6.7 REASONABLE BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         6.8 BLUE SKY LAWS. Newco shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Newco Common Stock in connection with the Merger. Omega and Online shall use its best efforts to assist Newco as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of Newco Common Stock in connection with the Merger.

         6.9 NASDAQ QUOTATION. Omega agrees to continue the quotation of Omega Common Stock on the Nasdaq National Market during the term of the Agreement so that, to the extent necessary, appraisal rights will not be available to shareholders of Omega under Section 1302 of the Florida Law.

         6.10 PUBLIC ACCOUNTING. Omega and Online shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests under generally accepted accounting principles and applicable SEC rules and regulations. Each of Omega and Online shall use its reasonable best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Newco or the Surviving Corporations to account for the business combination to be effected by the Merger as a pooling of interests. At all times at and following the Effective Time, Newco may impose stop transfer instructions or elect to not permit the transfer of shares of Newco Common Stock or the issuance of a new certificate representing such shares unless and until such a transfer can be made without adversely affecting the ability of Newco or the Surviving Corporations to account for the business combination to be effected by the Merger as a pooling of interests.

         6.11 AFFILIATE AGREEMENTS.

              (a) SCHEDULE 6.11(a) of the Omega Disclosure Schedule sets forth those persons who may be deemed Affiliates of Omega. Omega shall provide Online with such information and documents as Online shall reasonably request for purposes of reviewing such list. Omega shall deliver or cause to be delivered to Online, no later than five (5) business days after the execution of this Agreement, from each of the Affiliates of Omega an executed Omega Affiliate Agreement.

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Newco shall be entitled to place appropriate legends on the certificates evidencing shares of Newco Common Stock to be received by such Affiliates of Omega pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Newco Common Stock, in each of the foregoing cases in accordance with the terms of such Omega Affiliate Agreement.

              (b) SCHEDULE 6.11(b) of the Online Disclosure Schedule sets forth those persons who may be deemed Affiliates of Online. Online shall provide Omega with such information and documents as Omega shall reasonably request for purposes of reviewing such list. Online shall deliver or cause to be delivered to Omega, no later than five (5) business days after the execution of this Agreement, from each of the Affiliates of Online an executed Online Affiliate Agreement. Newco and Merger Subs shall be entitled to place appropriate legends on the certificates evidencing shares of Newco Common Stock to be received by such Affiliates of Online pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Newco Common Stock, in each of the foregoing cases in accordance with the terms of such Online Affiliate Agreement.

         6.12 TAX TREATMENT. The parties shall use their reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code.

         6.13 OMEGA AND ONLINE OPTIONS.

              (a) At the Effective Time, the Omega Stock Option Plans and each outstanding option to purchase shares of Omega Common Stock under the Omega Stock Option Plans or which is part of the WOW Options, whether vested or unvested, will be assumed by Newco. Omega represents and warrants to Online that
SCHEDULE 6.13(a) of the Disclosure Schedule hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Omega Stock Option Plans and the WOW Options, including the number of shares of Omega capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Omega shall deliver to Online an updated SCHEDULE 6.13(a) current as of such date. Each such option so assumed by Newco under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Omega Stock Option Plans and/or the applicable stock option agreements, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Newco Common Stock equal to the product of the number of shares of Omega Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Omega Exchange Ratio and rounded down to the nearest whole number of shares of Newco Common Stock, and (ii) the per share exercise price for the shares of Newco Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Omega Common Stock at which such option was exercisable immediately prior to the Effective Time by the Omega Exchange Ratio, rounded up to the nearest whole cent, subject to any adjustments necessary to protect the status of any option as an incentive stock option as defined in Section 422 of the Code. It is the intention of the parties that the options so assumed by Newco qualify, to the maximum extent permissible following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options

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prior to the Effective Time. Within 30 business days after the Effective Time,
Newco will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Omega Stock Option Plans or a holder of WOW Options a document evidencing the foregoing assumption of such option by Newco.

              (b) All outstanding rights of Omega which it may hold immediately prior to the Effective Time to repurchase unvested shares of Omega Common Stock (the "Omega Repurchase Options") shall be assigned to Newco in the Merger and shall thereafter be exercisable by Newco upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Omega Repurchase Options and the purchase price per share shall be adjusted to the extent necessary to reflect the Omega Exchange Ratio.

              (c) At the Effective Time, the Online 1999 Stock Option Plan and each outstanding option to purchase shares of Online Common Stock under the Online 1999 Stock Option Plan, whether vested or unvested, and the Online Warrants will be assumed by Newco. Online represents and warrants to Omega that
SCHEDULE 6.13(c) to the Online Disclosure Schedule sets forth a true and complete list as of the date hereof of (i) all holders of outstanding options under the Online 1999 Stock Option Plan, including the number of shares of Online capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option, and
(ii) all holders of the Online Warrants, including the number of shares of Online capital stock subject to each Online Warrant, the exercise or vesting schedule, the exercise price per share and the term of the Online Warrants. On the Closing Date, Online shall deliver to Omega an updated SCHEDULE 6.13(c) current as of such date. Each such option so assumed by Newco under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Online 1999 Stock Option Plan and the applicable stock option agreements immediately prior to the Effective Time, and each such Online Warrant so assumed by Newco under this Agreement shall continue to have, and is subject to, the same terms and conditions set forth in the applicable warrant agreements immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Newco Common Stock equal to the product of the number of shares of Online Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Online Exchange Ratio and rounded down to the nearest whole number of shares of Newco Common Stock, and (ii) the per share exercise price for the shares of Newco Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Online Common Stock at which such option was exercisable immediately prior to the Effective Time by the Online Exchange Ratio, rounded up to the nearest whole cent, subject to any adjustments necessary to protect the status of any option as an incentive stock option as defined in Section 422 of the Code. It is the intention of the parties that the options so assumed by Newco qualify, to the maximum extent permissible following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 30 business days after the Effective Time, Newco will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Online 1999 Stock Option Plan or a holder of an Online Warrant, a document evidencing the foregoing assumption of such option or warrant by Newco.

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                  (d) All outstanding rights of Online which it may hold
immediately prior to the Effective Time to repurchase unvested shares of Online Common Stock (the "Repurchase Options") shall be assigned to Newco in the Merger and shall thereafter be exercisable by Newco upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to the extent necessary to reflect the Online Exchange Ratio.

         6.14 NASDAQ LISTING OF NEWCO COMMON STOCK. Prior to the Effective Time, Omega shall cause Newco to (a) file with The Nasdaq National Market a listing application and agreement in order to list the Newco Common Stock on the Nasdaq National Market and (b) use its commercially reasonable efforts to have the shares of Newco Common Stock issuable upon the conversion of the Omega Common Stock and Online Common Stock in the Merger and upon exercise of the options under the Omega Stock Option Plans and Online 1999 Stock Option Plan, the WOW Options and the Online Warrants assumed by Newco listed for trading on The Nasdaq National Market on or prior to the Effective Time, subject to official notice of issuance.

         6.15 FORM 8-A. Prior to the Effective Time, Omega shall cause Newco to
(a) file a Form 8-A ("Form 8-A") with the SEC in order to register the Newco Common Stock and (b) use its commercially reasonable efforts to have such Form 8-A declared effective by the SEC on or prior to the Effective Time.

         6.16 FORM S-8. Newco agrees to use its commercially reasonable efforts to file as soon as practicable after the Effective Time (and in any event no later than twenty (20) business days after the Effective Time), a registration statement on Form S-8 covering the shares of Newco Common Stock issuable pursuant to outstanding options under the Omega Stock Option Plans and Online 1999 Stock Option Plan and pursuant to the WOW Options assumed by Newco. Omega and Online shall cooperate with and assist Newco in the preparation of such registration statement.

         6.17 EMPLOYEES.

              (a) Concurrently with the execution of this Agreement, each of the individuals set forth on SCHEDULE 6.17(a) attached hereto shall have delivered to Newco an executed Employment Agreement in the form of EXHIBIT D-1 attached hereto.

              (b) Concurrently with the execution of this Agreement, each of the individuals set forth on SCHEDULE 6.17(b) attached hereto shall have delivered to Newco an executed Non- Competition and Non-Disclosure Agreement ("Non-Competition Agreement") in the form of EXHIBIT D-2 attached hereto.

         6.18 DIRECTOR AND OFFICER INDEMNIFICATION.

              (a) Newco agrees not to cause or allow the Omega Surviving Corporation or the Online Surviving Corporation to modify any rights to indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the officers

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and directors of Omega or Online, respectively, and their respective subsidiaries as provided in their respective articles of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of Omega or Online and/or their respective subsidiaries.

              (b) For two years after the Effective Time, Newco directly will or will cause the Omega Surviving Corporation and Online Surviving Corporation to use commercially reasonable efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such person currently covered by Omega's and Online's respective officers' and directors' liability insurance policy on terms reasonably comparable to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this paragraph, Newco shall not be obligated to (i) pay or to cause the Omega Surviving Corporation to pay premiums in excess of 150% of the amount per annum Omega paid in its last full fiscal year, which amount has been disclosed in writing to Online and, if Newco or the Omega Surviving Corporation (as the case may be) is unable to obtain the insurance required by this paragraph, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount, or
(ii) pay or to cause the Online Surviving Corporation to pay premiums in excess of 150% of the amount per annum Online paid in its last full fiscal year, which amount has been disclosed in writing to Omega, and if the Newco or the Online Surviving Corporation (as the case may be) is unable to obtain the insurance required by this paragraph, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

         6.19 COMFORT LETTERS.

              (a) Online shall use its reasonable best efforts to cause to be delivered to Omega a procedures letter of Online's independent auditors, dated a date within two (2) business days before the date on which the Registration Statement shall become effective and at the Closing Date and addressed to Newco, Omega and Online, in form reasonably satisfactory to Omega and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

              (b) Omega shall use its reasonable best efforts to cause to be delivered to Online a procedures letter of Omega's independent auditors, dated a date within two (2) business days before the date on which the Registration Statement shall become effective and at the Closing Date addressed to Newco, Omega and Online, in form reasonably satisfactory to Online and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         6.20 SHAREHOLDER LITIGATION. Unless and until Online has withdrawn its recommendation of the Merger in compliance with Section 5.4, Online shall give Omega the opportunity to participate in or, in the event Omega is named in any such litigation, to lead, in each case at its own expense, in the defense of any shareholder litigation against Omega or Online and/or its respective directors relating to the transactions contemplated by this Agreement and the Omega Stock Option Agreement or Online Stock Option Agreement. In the event Omega is leading any such shareholder litigation,

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Online shall be given the opportunity to participate at its own expense in the defense of such shareholder litigation.

         6.21 OBSERVATION RIGHTS. Andrew A. Allen shall be entitled to attend as an observer all meetings of the Board of Directors of Newco (including telephonic meetings); provided, however, that (a) Newco's Board of Directors may require that such individual not attend any particular Board meeting or be excused from any portions of meetings that involve matters or business that Newco's Board of Directors, in its reasonable discretion, determines involve matters or business necessary to be considered by the Board of Directors without Mr. Allen being in attendance; and (b) such rights shall exist for such individual only for so long as such individual owns at least 5.0% of the outstanding shares of Newco Common Stock. Except with respect to matters or business as to which Newco's Board of Directors has determined should be considered by the Board of Directors without Mr. Allen being in attendance and for so long as such individual is entitled to attend Board meetings, such individual shall be provided with the same meeting notices and materials as the members of Newco's Board of Directors, including but not limited to copies of all proposed and final resolutions, minutes and written consents.

         6.22 ERRORS AND OMISSIONS INSURANCE. Within thirty (30) days from the date of this Agreement, Online will obtain errors and omissions insurance in an amount of at least $5,000,000 in form and content and from an insurer reasonably satisfactory to Omega.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

              (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the shares of Omega Common Stock outstanding as of the record date set for the Omega Shareholders Meeting. This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the shares of Online Common Stock outstanding as of the record date set for the Online Shareholders Meeting.

              (b) REGISTRATION STATEMENTS EFFECTIVE. The SEC shall have declared the Registration Statement and Form 8-A effective. No stop order suspending the effectiveness of the Registration Statement or Form 8-A or any part thereof shall have been issued, and no proceeding for that purpose, and no similar proceeding shall have been initiated or threatened by the SEC in respect of the Joint Proxy Statement/Prospectus, and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

              (c) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall

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be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which in the opinion of counsel to either of the respective parties prevents or prohibits the consummation of the Merger. In the event an injunction or other order shall have been issued, each party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

              (d) NASDAQ NATIONAL MARKET LISTING. The Newco Common Stock shall have been listed for trading on The Nasdaq National Market, subject to official notice of issuance.

              (e) GOVERNMENTAL APPROVAL. Newco, Merger Subs, Omega and Online and their respective subsidiaries, if applicable, shall have obtained from each Governmental Entity and each Regulatory Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the other transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, the Exchange Act, or any SRO constitution or rules, any state Blue Sky laws, the failure of which to obtain would reasonably be likely to have a Material Adverse Effect on Newco or either of the Surviving Corporations or would prevent or materially restrict or impede the consummation and effectiveness of the Merger.

         7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ONLINE. The obligations of Online to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Online:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Newco and Omega in this Agreement shall be true and correct when made on and as of the Effective Time as though such representations and warranties were made on and as of such time (other than representations and warranties expressly relating to an earlier date, which shall have been true and correct as of such earlier date) except (A) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or words of similar import set forth therein) does not have and is not reasonably likely to have individually or in the aggregate a Material Adverse Effect on Omega and Newco taken as a whole and (B) as otherwise expressly contemplated by this Agreement, and (ii) Newco, Merger Subs and Omega shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Effective Time.

              (b) CERTIFICATE OF OMEGA. Online shall have been provided with a certificate executed on behalf of Omega by its President and its Chief Financial Officer certifying that the condition set forth in Section 7.2(a) has been fulfilled.

              (c) TAX OPINION. Online shall have received a written opinion of Broad & Cassel dated on or about the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of

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Online and Omega and on the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Newco, Merger Subs, Omega and Online.

              (d) THIRD PARTY CONSENTS. Online shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Material Contract of Omega or any of its subsidiaries or otherwise, the failure of which to obtain would reasonably be likely to have a Material Adverse Effect on Newco or the Surviving Corporations or would prevent or materially restrict or impede the consummation and effectiveness of the Merger.

              (e) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision materially limiting or restricting the conduct or operation of the business of Omega Surviving Corporation and its subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission, SRO or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

              (f) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Omega and its subsidiaries, taken as a whole.

              (g) COMPANY AFFILIATE AGREEMENTS. Newco shall have received from each Affiliate of Omega an executed Omega Affiliate Agreement.

              (h) EMPLOYMENT AGREEMENTS. Newco shall have entered into (or be willing to enter into) an Employment Agreement substantially in the form attached hereto as Exhibit D-1 with each of the employees on SCHEDULE 6.17(a).

         7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NEWCO, MERGER SUBS AND OMEGA. The obligations of Newco, Merger Subs and Omega to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Omega:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Online in this Agreement shall be true and correct when made on and as of the Effective Time as though such representations and warranties were made on and as of such time (other than representations and warranties expressly relating to an earlier date, which shall have been true and correct as of such earlier date) except (A) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or

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"Material Adverse Effect" or words of similar import set forth therein) does not have and is not reasonably likely to have individually or in the aggregate a Material Adverse Effect on Online taken as a whole and (B) as otherwise expressly contemplated by this Agreement, and (ii) Online shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Effective Time.

              (b) CERTIFICATE OF ONLINE. Omega shall have been provided with a certificate executed on behalf of Online by its President and Chief Financial Officer certifying that the condition set forth in Section 7.3(a) has been fulfilled.

              (c) THIRD PARTY CONSENTS. Omega shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Material Contract of Online or any of its subsidiaries or otherwise, the failure of which to obtain would reasonably be likely to have a Material Adverse Effect on Newco or the Surviving Corporations or would prevent or materially restrict or impede the consummation and effectiveness of the Merger.

              (d) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision materially limiting or restricting the conduct or operation of the business of Online Surviving Corporation and its subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission, SRO or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

              (e) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Online and its subsidiaries, taken as a whole.

              (f) COMPANY AFFILIATE AGREEMENTS. Newco shall have received from each Affiliate of Online an executed Online Affiliate Agreement.

              (g) EMPLOYMENT AND NON-COMPETITION AGREEMENTS/WAIVERS. Each of the employees of Online set forth on SCHEDULE 6.17(a) shall have accepted employment with Newco and shall have entered into an Employment Agreement substantially in the form attached hereto as Exhibit D-1. Each of the individuals set forth on
SCHEDULE 6.17(B) shall have entered into a Non-Competition Agreement substantially in the form attached hereto as Exhibit D-2.

              (h) TAX OPINION. Omega shall have received a written opinion of Bilzin Sumberg Dunn Price & Axelrod, LLP dated on or about the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of Online and Omega and on the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Newco, Merger Subs, Omega and Online.

              (i) POOLING LETTERS. Omega shall have received letters, each dated the Closing Date, from Ahearn, Jasco & Company, P.A., Online's independent auditors, and Arthur Andersen LLP, Omega's independent auditors, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

              (j) ONLINE DISSENTING SHARES. The aggregate number of Online Dissenting Shares shall not equal more than 5% of the outstanding shares of Online Common Stock as of the Closing Date.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Omega and/or Online, this Agreement may be terminated:

              (a) by mutual written, executed consent of Omega and Online;

              (b) by either Omega or Online, if the Closing shall not have occurred on or before July 31, 2000 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement);

              (c) by Omega, if (i) Online shall breach any of its representations, warranties, covenants or obligations hereunder to an extent that would cause the condition set forth in Section 7.3(a) not to be satisfied and such breach shall not have been cured within twenty (20) business days following receipt by Online of written notice of such breach (provided that the right to terminate this Agreement by Omega shall not be available to Omega where Omega is at that time in material breach of this Agreement), (ii) the Board of Directors of Online shall have withdrawn or modified its recommendation of this Agreement or the Merger or any transaction contemplated hereby in a manner adverse to Omega or shall have resolved to do any of the foregoing, (iii) Online shall have failed to comply in any material respect with the Online Option Agreement or with Section 5.4 or Section 6.2 of this Agreement, or (iv) the Board of Directors of Online shall have recommended, endorsed, accepted or agreed to a Takeover Proposal or shall have resolved to do so;

              (d) by Online, if (i) Omega shall breach any of its representations, warranties, covenants or obligations hereunder to an extent that would cause the condition set forth in Section 7.2(a) not to be satisfied and such breach shall not have been cured within twenty (20) business days following receipt by Omega of written notice of such breach (provided that the right to terminate this Agreement by Online shall not be available to Online where Online is at that time in material breach of this Agreement), (ii) the Board of Directors of Omega shall have withdrawn or modified its recommendation of this Agreement or the Merger or any transaction contemplated hereby in a manner adverse to Online or shall have resolved to do any of the foregoing, or
(iii) Omega shall have failed to comply in any material respect with the Omega Option Agreement or with Section 5.4 or Section 6.2 of this Agreement;

              (e) by Omega, if a Trigger Event (as defined in Section 8.3(d)) or Takeover Proposal shall have occurred in connection with Online and Online's Board of Directors, in connection therewith, does not within five (5) business days of such occurrence (i) reconfirm its approval and recommendation of the Merger and this Agreement and the transactions contemplated hereby and (ii) reject such Takeover Proposal or Trigger Event;

              (f) by Omega, if (i) a Takeover Proposal shall have occurred in connection with Omega and, in connection therewith, Omega's Board of Directors in compliance with the procedure set forth in Section 5.4 determines in good faith that such Takeover Proposal is a Superior Proposal and that it is required by its fiduciary duty to accept such Takeover Proposal and advises Online in writing thereof or (ii) a Trigger Event shall have occurred in connection with Omega and Omega's Board of Directors, in connection therewith determines, within five (5) business days of such occurrence, acting in good faith that it is required by its fiduciary duty to withdraw its recommendation of the Merger and in either case Omega terminates this Agreement;

              (g) by Online, if a Takeover Proposal shall have occurred in connection with Online and, in connection therewith, Online's Board of Directors in compliance with the procedures set forth in Section 5.4 determines in good faith that such Takeover Proposal is a Superior Proposal and that it is required by its fiduciary duty to accept such Takeover Proposal and advises Omega in writing thereof; or

              (h) by either Omega or Online if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Newco, Merger Subs, Omega or Online or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from fraud or the wilful or intentional breach or failure to perform by Omega or Online of any of its representations, warranties or covenants set forth in this Agreement or the Omega Option Agreement or Online Option Agreement (as the case may be), in which event the breaching party shall pay to the non- breaching party as liquidated damages an amount equal to $5,000,000 by wire transfer to an account designated by the non-breaching party within five (5) business days from the termination of this Agreement; provided that (a) the provisions of Section 6.4 (Confidentiality), Section 8.3 (Expenses

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

and Termination Fees) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

         8.3      EXPENSES AND TERMINATION FEES.

              (a) Subject to Section 8.2 and subsections (b), (c), (d), (e) and
(f) of this Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, brokers, finders, agents, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the proxy materials and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the proxy materials and the Nasdaq listing of the Newco Common Stock pursuant to
Section 6.14 shall be shared equally by Omega and Online.

              (b) In the event that this Agreement is terminated pursuant to
Section 8.1(e) or Section 8.1(g), Online shall promptly (but in all events within five (5) business days of the failure to reaffirm the recommendation of the Merger as required under Section 8.1(e) or on or prior to Online's termination of this Agreement pursuant to Section 8.1(g), as the case may be) pay Omega an amount equal to $5,000,000 by wire transfer to an account designated by Omega.

              (c) In the event that this Agreement is terminated pursuant to
Section 8.1(f), Omega shall promptly (but in all events on or prior to Omega's termination of this Agreement) pay Online an amount equal to $5,000,000 by wire transfer to an account designated by Online.

              (d) As used herein, a "Trigger Event" shall occur if any person (as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder) acquires securities representing ten percent (10%) or more, or commences a tender or exchange offer, open market purchase program or other publicly announced initiative following the successful consummation of which the offeror and its affiliate would beneficially own securities representing ten percent (10%) or more, of the voting power of Omega or Online (as the case may be).

              (e) For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any written indication of interest in, a merger or other business combination involving Omega or Online (as the case may be) or any of its subsidiaries or the acquisition of ten percent (10%) or more of the outstanding shares of capital stock, or a significant portion of the assets of, Omega or Online (as the case may be) or any of its subsidiaries, other than the transactions contemplated by this Agreement.

              (f) In the event that this Agreement is terminated pursuant to
Section 8.1(c) or 8.1(d), the non-terminating party shall pay to and reimburse the terminating party the actual out-of-pocket expenses incurred by the terminating party in connection with this transaction by wire transfer to an account designated by the terminating party within five (5) business days from the non- terminating party's receipt of a statement from the terminating party indicating the amount of such out-of-pocket expenses that have been incurred. In addition, in the event this Agreement has been terminated pursuant to Section 8.1(c) or 8.1(d) as a result of a nonwillful material breach of or failure to perform the provisions of this Agreement by the non-terminating party, the terminating party shall have the right to recover any damages arising from such nonwillful material breach or failure to perform.

         8.4 AMENDMENT. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Omega or Online shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Omega Common Stock or the Online Common Stock, or (ii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Omega Common Stock or Online Common Stock.

         8.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NON-SURVIVAL AT EFFECTIVE TIME. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Sections 6.4 (Confidentiality), 6.7 (Reasonable Best Efforts and Further Assurances), 6.10 (Public Accounting), 6.16 (Form S-8), 6.18 (Director and Officer Indemnification), 6.21 (Observation Rights), 8.2 (Effect of Termination), 8.3 (Expenses and Termination Fees), 8.4 (Amendment), and this Article IX shall survive the Effective Time.

         9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Omega, Newco or Merger Subs to:

                           Omega Research, Inc.
                           8700 West Flagler Street, Suite 250
                           Miami, Florida 33174
                           Attention: Salomon Sredni, President
                           Facsimile No.: (305) 485-7019
                           Telephone No.: (305) 485-7000

                           with a copy to:

                           Bilzin Sumberg Dunn Price & Axelrod LLP
                           2500 First Union Financial Center
                           Miami, Florida 33131-2336
                           Attention: Alan D. Axelrod, Esq.
                           Facsimile No: (305) 374-7593
                           Telephone No: (305) 374-7580

                  (b)      if to Online, to:

                           onlinetradinginc.com corp.
                           2700 N. Military Trail
                           Suite 200
                           Boca Raton, Florida 33431
                           Attention: Steven zum Tobel, President
                           Facsimile No.: (561) 995-0606
                           Telephone No.: (561)995-1010

                           with a copy to:

                           Broad & Cassel
                           201 South Biscayne Boulevard
                           Suite 3000
                           Miami, Florida 33131
                           Attention:  Leonard H. Bloom, Esq.
                           Facsimile No.: (305) 995-6428
                           Telephone No.: (305) 373-9400

         9.3 INTERPRETATION. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.5 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Omega Disclosure Schedule, the Online Disclosure Schedule and the Newco Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c)-(d)-(f)-(g)-(h) (Effect on Capital Stock), 1.7 (Surrender of Certificates), 6.13 (Omega and Online Options), 6.16 (Form S-8), 6.18 (Director and Officer Indemnification) and 6.21 (Observation Rights); and (c) shall not be assigned or transferred (in whole or in part) by operation of law or otherwise except with the prior written consent of the parties hereto.

         9.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

         9.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.10 DEFINITIONS. For purposes of this Agreement, "Material Adverse Effect" means any event, change, condition or effect that is, or would be reasonably expected to be, materially adverse to the condition (financial or otherwise), properties, assets (including, without limitation, intangible assets), liabilities, business, operations, results of operations or prospects of such person or entity and its subsidiaries, taken as a whole; provided, however, that in no event shall a decrease in such person's or entity's stock price in and of itself be considered a "Material Adverse Effect," (b) "subsidiary" means, with respect to a party, any corporation, partnership or other organization or entity, whether incorporated or unincorporated, in which such party has, directly or indirectly, a fifty percent (50%) or greater interest and (c) any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers and other employees, of such party charged with senior administrative or operational responsibility for such matters.

         9.11 SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

         9.12 PREVAILING PARTY LEGAL FEES. The prevailing party(s) in any litigation or other proceeding brought to enforce the terms of this Agreement shall be entitled to receive from the nonprevailing party(s) its reasonable attorneys' and paralegals' fees and costs before and at trial and at all appellate and other tribunal levels, in addition to its other remedies hereunder or at law or in equity.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Online, Omega, Newco, Omega Merger Sub and Online Merger Sub, have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                           OMEGA RESEARCH, INC.

                                           By:  /S/  RALPH L. CRUZ
                                              ----------------------------------
                                           Name:   RALPH L. CRUZ
                                                --------------------------------
                                           Title:     CO-CEO
                                                 -------------------------------

                                           ONLINETRADINGINC.COM CORP.

                                           By:  /S/  STEVEN ZUM TOBEL
                                              ----------------------------------
                                           Name:   STEVEN ZUM TOBEL
                                                --------------------------------
                                           Title:     PRESIDENT
                                                 -------------------------------

                                           ONLINE TRADING GROUP, INC.

                                           By:  /S/ RALPH L. CRUZ
                                              ----------------------------------
                                           Name:   RALPH L. CRUZ
                                                --------------------------------
                                           Title:     CO-CEO
                                                 -------------------------------

                                           OMEGA ACQUISITION CORPORATION

                                           By:  /S/  RALPH L. CRUZ
                                              ----------------------------------
                                           Name:   RALPH L. CRUZ
                                                --------------------------------
                                           Title:     CO-CEO
                                                 -------------------------------

                                           ONLINETRADING ACQUISITION CORPORATION

                                           By:  /S/  RALPH L. CRUZ
                                              ----------------------------------
                                           Name:   RALPH L. CRUZ
                                                --------------------------------
                                           Title:     CO-CEO
                                                 -------------------------------
                                                        73

                                SCHEDULE 6.11(a)

                               AFFILIATES OF OMEGA

William R. Cruz
Ralph R. Cruz
Peter A. Parandjuk
Salomon Sredni
Marc J. Stone
Brian D. Smith
Stephen C. Richards
WRCF-I 1997 Limited Partnership
WRCF-II 1997 Limited Partnership
RLCF-I 1997 Limited Partnership
RLCF-II 1997 Limited Partnership

                                SCHEDULE 6.11(b)

                              AFFILIATES OF ONLINE

Andrew A. Allen
Farshid Tafazzoli
E. Steven zum Tobel
Derek J. Hernquist
Lothar Mayor
Eldren P. Nalley
Robert Scarpetti
Benedict S. Gambino
Andrew A. Allen Family Limited Partnership
Tafazzoli Family Limited Partnership
zum Tobel Family Limited Partnership

                                SCHEDULE 6.17(a)

                   INDIVIDUALS EXECUTING EMPLOYMENT AGREEMENT

Farshid Tafazzoli
E. Steven zum Tobel
Derek J. Hernquist

                                SCHEDULE 6.17(b)

                 INDIVIDUALS EXECUTING NON-COMPETITION AGREEMENT

Andrew A. Allen
Farshid Tafazzoli
Benedict S. Gambino
E. Steven zum Tobel
Derek J. Hernquist
William R. Cruz
Ralph L. Cruz

                                    EXHIBIT B

                        FORM OF OMEGA AFFILIATE AGREEMENT

                                January 19, 2000

Online Trading Group, Inc.
8700 West Flagler Street
Miami, Florida 33174

Ladies and Gentlemen:

         Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of January 19, 2000 (the "Merger Agreement"), by and among Omega Research, Inc., a Florida corporation ("Company"), onlinetradinginc.com corp., a Florida corporation ("Online"), Online Trading Group, Inc., a Florida corporation ("Newco"), Omega Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Newco ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Online Merger Sub" and, together with Omega Merger Sub, the "Merger Subs"), Newco has agreed (i) to acquire Company through the merger of Omega Merger Sub with and into Company and (ii) to acquire Online through the merger of Online Merger Sub with and into Online (collectively, the "Transaction").

         The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Company, as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

         The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Newco, other stockholders of Newco, Merger Subs, Online, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Newco from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Merger Agreement).

         The undersigned hereby represents and warrants to and agrees with Newco that in the event the undersigned receives any shares of Newco Common Stock (as defined in the Merger Agreement) as a result of the Transaction:

         1. The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform the undersigned's obligations hereunder;

         2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer, pledge or otherwise dispose of Newco Common Stock with the undersigned's counsel or counsel for the Company;

         3. The undersigned is the owner of the number of shares (the "Shares") of Omega Common Stock (as defined in the Merger Agreement) set forth below, and did not acquire any of the Shares in contemplation of the Transaction;

         4. The undersigned will not make any sale, transfer, pledge or other disposition of Omega Common Stock, Online Common Stock or Newco Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) to a transferee that has not agreed in writing to be bound hereby;

         5. The undersigned has been advised that the issuance of Newco Common Stock to the undersigned in connection with the Transaction has been or will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Transaction was or will be submitted for a vote of the shareholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Newco Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, or otherwise dispose of Newco Common Stock issued to the undersigned in the Transaction unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 or (iii) in the opinion of counsel reasonably acceptable to Newco, such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act;

         6. The undersigned understands that, except as provided in the Merger Agreement, Newco is under no obligation to register the sale, transfer, or other disposition of Newco Common Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

         7. The undersigned also understands that stop transfer instructions will be given to Newco's transfer agent with respect to Newco Common Stock issued to the undersigned and that there will be placed on the certificates for Newco Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER

         THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JANUARY 19, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND ONLINE TRADING GROUP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ONLINE TRADING GROUP, INC.;

         8. The undersigned also understands that, unless the sale, transfer, or other disposition by the undersigned of Newco Common Stock issued to the undersigned has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Newco reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

         9. Any other provisions of this letter agreement to the contrary notwithstanding, except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of Newco and the Surviving Corporations (as defined in the Merger Agreement) have been published by Newco, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "Pooling Period"), the undersigned will not engage in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of, any of the following:

                  a. any shares of Newco Common Stock which the undersigned may acquire in connection with the Transaction, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

                  b. the shares of Newco Common Stock and options or warrants to purchase Newco Common Stock beneficially owned by the undersigned; or

                  c. any shares of Newco Common Stock or any other equity securities of Newco which the undersigned purchases or otherwise acquires after the execution of this letter agreement and prior to the expiration of the Pooling Period.

         10. As promptly as practicable after the Effective Time, Newco will publish results covering at least 30 days of combined operations of Newco and Surviving Corporations in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; PROVIDED, HOWEVER, that Newco will under no circumstance be obligated to publish such results earlier than that time at which Newco publishes results for its first full fiscal quarter during which such 30 days of combined operations occurs.

         11. This Omega Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

                            (SIGNATURE PAGE FOLLOWS)

                                           Very truly yours,


                                           -----------------------------------

                                           -----------------------------------
                                                       (print name)

                                           Number of Shares of Omega Common
                                           Stock beneficially owned as of the
                                           date hereof:

                                           ------------

Accepted as of _________  _____, 2000

ONLINE TRADING GROUP, INC.

By:__________________________________
Name:________________________________
Title:_______________________________

                   SIGNATURE PAGE TO OMEGA AFFILIATE AGREEMENT

                                    EXHIBIT C

                       FORM OF ONLINE AFFILIATE AGREEMENT

                                January 19, 2000



Online Trading Group, Inc.
8700 West Flagler Street
Miami, Florida 33174

Ladies and Gentlemen:

         Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of January 19, 2000 (the "Merger Agreement"), by and among Omega Research, Inc., a Florida corporation ("Omega"), onlinetradinginc.com corp., a Florida corporation ("Company"), Online Trading Group, Inc., a Florida corporation ("Newco"), Omega Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Newco ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Online Merger Sub" and, together with Omega Merger Sub, the "Merger Subs"), Newco has agreed (i) to acquire Omega through the merger of Omega Merger Sub with and into Omega and (ii) to acquire Company through the merger of Online Merger Sub with and into Company (collectively, the "Transaction").

         The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Company, as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

         The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Newco, other stockholders of Newco, Merger Subs, Omega, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Newco from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Merger Agreement).

         The undersigned hereby represents and warrants to and agrees with Newco that in the event the undersigned receives any shares of Newco Common Stock (as defined in the Merger Agreement) as a result of the Transaction:

         1. The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform the undersigned's obligations hereunder;

         2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer, pledge or otherwise dispose of Newco Common Stock with the undersigned's counsel or counsel for the Company;

         3. The undersigned is the owner of the number of shares (the "Shares") of Online Common Stock (as defined in the Merger Agreement) set forth below, and did not acquire any of the Shares in contemplation of the Transaction.

         4. The undersigned will not make any sale, transfer, pledge or other disposition of Online Common Stock, Omega Common Stock or Newco Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) to a transferee that has not agreed in writing to be bound hereby;

         5. The undersigned has been advised that the issuance of Newco Common Stock to the undersigned in connection with the Transaction has been or will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Transaction was or will be submitted for a vote of the shareholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Newco Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, or otherwise dispose of Newco Common Stock issued to the undersigned in the Transaction unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 or (iii) in the opinion of counsel reasonably acceptable to Newco, such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act;

         6. The undersigned understands that, except as provided in the Merger Agreement, Newco is under no obligation to register the sale, transfer, or other disposition of Newco Common Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

         7. The undersigned also understands that stop transfer instructions will be given to Newco's transfer agent with respect to Newco Common Stock issued to the undersigned and that there will be placed on the certificates for Newco Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE

         SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JANUARY 19, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND ONLINE TRADING GROUP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ONLINE TRADING GROUP, INC.;

         8. The undersigned also understands that, unless the sale, transfer, or other disposition by the undersigned of Newco Common Stock issued to the undersigned has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Newco reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

         9. Any other provisions of this letter agreement to the contrary notwithstanding, except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of Newco and the Surviving Corporations (as defined in the Merger Agreement) have been published by Newco, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "Pooling Period"), the undersigned will not engage in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of, any of the following:

                  a. any shares of Newco Common Stock which the undersigned may acquire in connection with the Transaction, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

                  b. the shares of Newco Common Stock and options or warrants to purchase Newco Common Stock beneficially owned by the undersigned; or

                  c. any shares of Newco Common Stock or any other equity securities of Newco which the undersigned purchases or otherwise acquires after the execution of this letter agreement and prior to the expiration of the Pooling Period.

         10. As promptly as practicable after the Effective Time, Newco will publish results covering at least 30 days of combined operations of Newco and the Surviving Corporations in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; PROVIDED, HOWEVER, that Newco will under no circumstance be obligated to publish such results earlier than that time at which Newco publishes results for its first full fiscal quarter during which such 30 days of combined operations occurs.

         11. This Online Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

                            (SIGNATURE PAGE FOLLOWS)

                                           Very truly yours,


                                           -----------------------------------

                                           -----------------------------------
                                                       (print name)

                                           Number of Shares of Online Common
                                           Stock beneficially owned as of the
                                           date hereof:

                                           ------------

Accepted as of _________  _____, 2000

ONLINE TRADING GROUP, INC.

By:__________________________________
Name:________________________________
Title:_______________________________

                  SIGNATURE PAGE TO ONLINE AFFILIATE AGREEMENT

                                   EXHIBIT D-1

                                     FORM OF
                              EMPLOYMENT AGREEMENT

         This AGREEMENT, dated as of January 19, 2000 and to be effective as of and after the Effective Time (as defined in that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") among Omega Research, Inc., onlinetradinginc.com corp., Online Trading Group, Inc. ("Newco"), Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, is by and between onlinetradinginc.com corp., a Florida corporation ("Employer"), and_____(1)_____________ ("Employee").

                              PRELIMINARY STATEMENT

         1. This Agreement to be effective as of and after the Effective Time covers various subjects, including (i) protection of Employer's trade secrets and confidential information, (ii) non- solicitation of Employer's customers, licensees, independent contractors, consultants and employees, (iii) restrictions on Employee's ability to compete with Employer or participate in competitive businesses both during and after Employee's employment, (iv) ownership of work product developed in whole or in part by Employee, (v) misuse of trade secrets or confidential information belonging to others and interference with rights of others, (vi) the full-time, exclusive nature of Employee's employment commitment, and (vii) unfair business practices. Each of these subjects is equally important, and if Employee accepts employment or continued employment with Employer, Employee is agreeing to faithfully and fully observe all covenants and agreements set forth below relating to each subject addressed, without exception.

         2. Employee has been informed by Employer, and understands, that (a) Employer has developed and owns, as a result of substantial effort and expense on the part of Employer, valuable trade secrets and other valuable confidential business information to which Employee has and/or will have substantial access,
(b) Employee has developed and/or will be developing important and substantial relationships with other valuable employees of Employer and/or with certain of Employer's customers, licensees, independent contractors, consultants, strategic partners, vendors and/or other third parties having dealings or contractual relationships with Employer, and (c) Employer has devoted and/or will be devoting substantial efforts and expense to train Employee to perform Employee's employment duties, which has resulted (or, if this is a new employment, assuming it continues, will likely result) in the development by Employee of specialized and valuable skills, knowledge and abilities.

         3. In light of all of the foregoing, in order to protect Employer's legitimate business interests, including its goodwill with its customers, licensees, independent contractors, consultants,

--------
         (1)The following individuals are entering into new Employment
Agreements: Farshid Tafazzoli, E. Steven zum Tobel and Derek J. Hernquist.

strategic partners, vendors, other third parties having dealings or contractual relationships with Employer, and other employees and Employer's trade secrets, and as a condition to Employee's employment with Employer (or, if Employee is already employed by Employer, as a condition to Employer agreeing to continue to employ Employee), Employee has agreed to make for the benefit of Employer the reasonable covenants and agreements set forth below. As an employee of Employer, Employee agrees to observe all of the provisions of this Agreement, as well as all other rules and policies that Employer may announce from time to time.

         NOW, THEREFORE, it is agreed as follows:

         1. POSITION AND COMPENSATION

            Employee will be employed in the position and at the annual base salary and with an annual discretionary bonus as described in the attached Schedule A, which may be changed or modified hereafter from time to time.

         2. BENEFITS

            Employee will be offered all group benefits, if any, made available by Employer to its employees generally and to employees in similar positions as Employee, and Employee will be eligible to be considered for bonuses, all of which are subject to change by Employer at any time and from time to time.

         3. CONTINUED EMPLOYMENT OF EMPLOYEE

            (a) TERM OF EMPLOYMENT. The term of employment hereunder shall commence on the Effective Time and shall end on the day preceding the second anniversary date of the Effective Time, subject to earlier termination as hereinafter provided (the "Employment Term"). After the expiration of the Employment Term unless extended in writing by mutual agreement of the parties hereto, the employment relationship thereafter will continue as employment "at will" and, accordingly after the expiration of the Employment Term, Employee and Employer will be each free to terminate such employment relationship at any time, for any reason, with or without notice or cause. Employer may terminate Employee's employment under this Agreement at any time, without prior notice, for "due cause" upon the good faith determination by the Board of Directors of Employer (the "Board"), which will be the parent of Employer, that "due cause" exists for the termination of the employment relationship. The term "due cause" shall mean any of the following events: (i) any intentional misapplication by Employee of Employer's funds or any fraud committed by Employee upon Employer; or (ii) Employee's conviction of a crime involving moral turpitude or a felony, or (iii) Employee's breach, non-performance or non-observance of the terms of this Agreement which is not cured (if curable) within ten (10) days of Employee's receipt of written notice thereof; or (iv) any other action by Employee involving willful and deliberate malfeasance or gross negligence in the performance of Employee's duties, responsibilities and agreements; or (v) Employee's death; or (vi) Employee's disability or mental or physical incapacity resulting in his inability to substantially perform all of his duties and responsibilities for Employer for a period of at least ninety (90) consecutive days. During the Employment Term, Employer may also terminate the employment of Employee other than for "due cause" provided that in such event Employee shall be entitled to receive the remaining base salary payments due hereunder for the remainder of the Employment Term, but in no event less than three months' base salary, and any accrued and unpaid bonus. In the event of such termination for other than "due cause," all other rights and benefits Employee may have under the employee and/or executive benefit plans and arrangements of Employer generally shall be determined in accordance with the terms and conditions of such plans and arrangements. The parties acknowledge and agree that during the Employment Term, Employer shall not (i) decrease Employee's annual base salary, (ii) materially diminish Employee's duties and responsibilities or (iii) require Employee to relocate on a full time basis from outside the geographic area comprised of Broward and Palm Beach Counties in the state of Florida (the "Geographic Area").

            (b) CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in this Agreement, if a "Change in Control" (as defined below) of Employer occurs and, during the Employment Term Employee's duties and responsibilities are materially diminished or Employee is required to relocate on a full time basis from outside of the Geographic Area, Employee may terminate employment upon 30 days prior written notice to Employer and shall be entitled to receive the remaining base salary payments due hereunder for the remainder of the Employment Term, but in no event less than three months' base salary, and any accrued and unpaid bonus payable in a lump sum within 30 days after the date of termination. For the purposes of this Agreement, the term "Change in Control" of Employer shall be defined as and shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) directly or indirectly of securities of Employer or Newco representing 50% or more of the combined voting power of Employer's or Newco's then outstanding securities (as the case may be), (ii) the Board ceases to consist of a majority of Continuing Directors (as defined below) or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date for the most recent acquisition by such person or group of persons, has acquired) gross assets of Employer that have an aggregate market value greater than or equal to over 50% of the fair market value of all of the gross assets of Employer immediately prior to such acquisition or acquisitions. For purposes of this Agreement, a "Continuing Director" shall mean a member of the Board who either (i) is a member of the Board immediately after the Effective Time of the merger in connection with which this Agreement is being executed and delivered or (ii) is nominated or appointed to serve as a director by a majority of Continuing Directors (including those nominated or appointed pursuant to this clause (ii)) prior to such acquisition or acquisitions.

         4. EMPLOYMENT AS SOLE OCCUPATION

            Employee agrees to devote Employee's full business time, attention, skill and effort exclusively to the duties that Employer assigns to Employee from time to time. Employee agrees that Employee may not engage in any business activities or render any services of a business, commercial or professional nature, whether or not for compensation, for the benefit of anyone other than Employer, unless Employer has given its consent in writing in advance; provided, however, that this Section shall not preclude Employee from (i) engaging in any activities that are solely personal or social in nature or (ii) serving on boards of directors of not-for-profit organizations, and, in all events, that are not a source of secondary income and will not impede the performance of his duties and responsibilities hereunder.

         5. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

            (a) CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer that it is Employer's policy and the policy of its parent company, subsidiaries and affiliates (hereinafter "the Companies") to maintain as secret and confidential all information and materials (whether or not stamped or marked "Confidential" or bearing some other indicia of confidentiality) relating to (i) the financial condition, operations and business interests, objectives, plans and strategies of the Companies, (ii) the systems, know-how, records, products, product plans, product designs, marketing plans, specifications, drawings, product development, services, cost information, inventions, computer programs, technology, marketing and sales strategies, techniques and/or programs, trading and investment strategies and analysis, formulae, methods, methodologies, manuals, customer lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by the Companies, (iii) the nature and terms of the Companies' relationships with their customers, licensees, suppliers, lenders, underwriters, stock exchanges, clearing brokers, vendors, consultants, independent contractors, strategic partners, other third parties having dealings or contractual relationships with the Companies, attorneys, accountants and employees, and (iv) any proposed public or private offering of the Companies (all such information and materials are collectively referred to as "Confidential Information").

            (b) PROHIBITED DISCLOSURE. Employee agrees that Employee will not directly or indirectly at any time (including after the date on which Employee's employment terminates) divulge or disclose for any purpose (except as specifically authorized by the Companies) to any persons, firms, corporations or other entities (collectively, "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except in the capacity of an employee of Employer pursuant to any duties in the course and scope of his employment. "Confidential Information" does not include information that, at the time of disclosure, is part of the public domain or is generally known in the Companies' respective industries without the fault or carelessness of Employee, or information which Employee can demonstrate was known to or developed by Employee prior to the date of Employee's commencement of employment with any of the Companies without reliance upon or use of Confidential Information. If Employee is required by order of a court or other governmental or self-regulating authority to disclose any Confidential Information, Employee shall immediately notify Employer so that Employer and/or the other Companies may attempt to obtain an appropriate protective order, and, in all events, Employee shall only disclose the portion of the Confidential Information required by such order to be disclosed.

            (c) EMPLOYER'S MATERIALS. Employee further agrees that (i) Employee will at no time transfer, electronically transmit or remove from the premises of Employer any products, prototypes, drawings, designs, specifications, notebooks, software programs or disks, tapes or similar containers of software, e-mail, manuals, data, books, records, materials or documents of any kind or description containing Confidential Information for any purpose unconnected with the strict performance of Employee's duties with Employer, and (ii) upon the termination of Employee's employment with Employer for any reason, Employee shall immediately deliver or cause to be delivered to Employer any and all such drawings, designs, specifications, notebooks, software programs or disks, tapes or similar containers of software, e-mail, manuals, data, books, records, materials and other documents and materials (and all copies thereof) in Employee's possession or under Employee's control relating to any Confidential Information or any other materials which are the property of Employer.

            (d) EMPLOYEE'S ACKNOWLEDGMENT. Employee acknowledges that Employee is aware that Employee may be subject to severe criminal penalties (including fines and lengthy imprisonment) under both federal and state law, including Title 18, Sections 1831, et. seq. of the United States Code (The Economic Espionage Act of 1996) and Section 812.081, Florida Statutes, as well as substantial civil liability, for (i) stealing, or without Employer's permission, taking, misappropriating or concealing, or by fraud or deception procuring, trade secrets, as defined therein, or (ii) without Employer's permission, receiving, possessing, altering, destroying, copying, sending, downloading, uploading or conveying trade secrets or other Confidential Information. Employee further acknowledges that any person or entity to whom trade secrets or other Confidential Information are given by Employee may also become subject to severe criminal penalties and civil liability.

         6. COVENANT-NOT-TO-COMPETE

            (a) COVENANT-NOT-TO-COMPETE. Employee covenants and agrees that, during Employee's employment with Employer and for a period of two (2) years after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly (as defined below) in any capacity,
(i) market, sell, provide or license, or be involved in the marketing, sale, provision or licensing of, any Financial Market Data Software Products or Software-Related Services (as defined below) to any person or entity who is or was a distributor, retailer, reseller, licensee, subscriber, or customer of Employer or any of the other Companies at any time during Employee's employment with Employer and for or to whom Employer or any of the other Companies has performed such services or sold or licensed such products at any time during the one- year period ending on Employee's termination of employment, or (ii) engage or participate in any venture, enterprise, activity or business which involves the sale, licensing, performance or provision of Financial Market Data Software Products or Software-Related Services, in whole or in part via electronic commerce, telemarketing, telecommunication, cable, the Web or the Internet, anywhere within the world. "Financial Market Data Software Products or Software-Related Services" means (A) software products and/or services (including, without limitation, all browser based and other Internet related applications) which (1) collect or deliver financial market data (including but not limited to stocks, bonds, options, futures, commodities, other securities and/or fundamental company data), and/or (2) supply financial data to support online investing and trading, including in the form of financial Web sites and communities, and Internet-delivered streaming or other market data services; and/or (3) are or can be used to make, review or devise investment analyses or strategies, including, without limitation, charting, technical analysis and/or trading or investment strategy design, testing and/or automation and/or (B) securities brokerage services (including, without limitation, in connection with revenue sharing arrangements) and trading and other investment services and services and products ancillary to any such securities brokerage, trading or other investment services; provided, however, that "Financial Market Data Software Products or Software- Related Services" shall not include the activities specifically set forth on Schedule B annexed hereto. Employee acknowledges that the businesses of Employer and the other Companies are international in scope, that, due to the electronic and telephonic nature of Employer's and such other Companies' businesses and the nature of Employer's and such other Companies' licensees and customers, one could effectively compete with such business from nearly anywhere in the world, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's trade secrets and other legitimate business interests.

            (b) DEFINITION OF "DIRECTLY OR INDIRECTLY." For purposes of Section 6(a), "directly or indirectly" means to engage or participate in any venture, enterprise, activity or business which is materially involved (as hereinafter defined) in the marketing, selling, licensing or provision of Financial Market Data Software Products or Software-Related Services, passively (except for passive investments in publicly-traded companies) or actively, as a sole proprietor or owner, director, officer, shareholder, partner, member, consultant, independent contractor, advisor, participant, employee or agent or in any other manner. For purposes hereof, "materially involved" means that the venture, enterprise, activity or business directly or indirectly or together with any of its subsidiaries, affiliates or partners or through strategic alliances or any specific division or business unit of any such venture, enterprise, activity or business either (1) derives in any year 5% or more of its gross revenue from Financial Market Data Software Products or Software-Related Services or (2) incurs in any year 5% or more of its expenses (operating and/or capital) in connection with or as a result of Financial Market Data Software Products or Software-Related Services.

            (c) PAYMENT FOR COVENANT-NOT-TO-COMPETE. Employer and Employee both believe that, due to the specialized nature of Employer's and the other Companies businesses, it would not be difficult for Employee, upon termination of Employee's employment, to find gainful employment or have other business pursuits which are not violative of the restrictions set forth above, as there are several industries and lines of business in which Employee could work which are dissimilar to, and not competitive with, Employer's business. However, Employer understands that such restrictions may limit Employee's new employment options following a termination of Employee's employment with Employer. Accordingly, if following termination of employment with Employer, Employee is offered a position which, if accepted, would violate the restrictive covenants set forth above, Employer will either (i) consent to Employee accepting employment restricted by subsection (a) above, or (ii) not consent, but pay Employee additional consideration for Employee remaining bound by such restrictions. In order to receive the benefit of these provisions, Employee must be and remain in compliance with all provisions of this Agreement, and must comply with the following procedures. Upon Employee's receipt of a written offer of employment which Employee desires to accept and which, if accepted, would constitute a violation of subsection

(a) above, Employee shall promptly notify Employer of such offer and provide to Employer a copy thereof together with a written statement explaining in reasonable detail Employee's job responsibilities at the new employment. Within ten (10) days following the date that Employer has been given a copy of such offer and written statement, Employer will notify Employee that either (x) Employer consents to Employee accepting such new employment (but such consent shall extend only to the job responsibilities described in the written statement and shall not under any circumstances authorize Employee to disclose or use any Confidential Information or to fail to comply with any other provision of this Agreement), or (y) Employee may not accept the new employment. If Employer decides that Employee may not accept the new employment, Employer shall pay to Employee each month an amount equal to 1/24th of Employee's annual base salary in effect at the date of termination of Employee's employment in excess of any other severance payments being received by Employee hereunder upon termination of employment (including, without limitation, pursuant to Section 3(a) or 3(b) hereof) less applicable federal and state withholding ("Additional Monthly Payments"). Such Additional Monthly Payments will cease at the end of the 24th month following the date of Employee's termination of employment, provided that, if Employee commences other full-time employment during such 24-month period, such Additional Monthly Payments shall cease upon the commencement of such new employment. Employee shall promptly notify Employer if Employee accepts any such new employment. If Employee fails to notify Employer of new full-time employment and continues to accept Additional Monthly Payments from Employer after commencing new full-time employment, Employee shall be obligated to repay to Employer all Additional Monthly Payments received from Employer pursuant to these provisions.

         7. NON-SOLICITATION AGREEMENT

            (a) NON-SOLICITATION OF OTHER PERSONNEL. Employee acknowledges that Employer devotes substantial time, effort and expense to the recruitment, selection, training, development and promotion of talented individuals for positions of significant responsibility with Employer. Employee further acknowledges that it would be unfair to use Employee's familiarity with Employer's business and other employees and Employer's independent contractors and consultants to participate, directly or indirectly, in any activities designed to cause any of Employer's other employees to leave Employer's employ or to cause any of Employer's independent contractors or consultants to cease performing services for Employer. Accordingly, Employee covenants and agrees that, during Employee's employment with Employer and for a period of two (2) years after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly, solicit the services of or recruit, whether on Employee's own behalf or on behalf of others, any of the following types of employees, independent contractors or consultants of Employer: (i) executives, managers, supervisors or department directors; (ii) technicians, engineers, programmers, designers, developers or information, Web or Internet services workers (whether employees, independent contractors or consultants);
(iii) product, project or task managers or supervisors (whether employees, independent contractors or consultants); (iv) sales, marketing, public or customer relations personnel or consultants; (v) brokers, traders, securities associates or salespersons or other similar types of personnel; (vi) financial or accounting services personnel or consultants; (vii) legal personnel; (viii) customer support personnel or consultants; or (ix) human resources personnel; provided, however, that such provision does not apply to Employee's attorneys, accountants, investment bankers and other professional advisors; or otherwise persuade or cause, or attempt to persuade or cause, any such employee, independent contractor or consultant to leave Employer's employ or cease performing services for Employer.

            (b) DAMAGES FOR BREACH. Employee acknowledges that breach or violation of this covenant would cause substantial damages to Employer. Employee agrees that, in the event of a breach or violation of this covenant of non-solicitation, Employee will be liable to compensate Employer for all damages, including, without limitation, consequential damages, not limited to lost profits, expense incurred to replace the employee or business relationship, finder's fees, sign-on bonuses, and compensation, remuneration and/or benefits premiums paid to employees, independent contractors and consultants to secure their services or to replace the lost business relationship(s). The payment of such damages shall not limit, impair or diminish Employer's right to seek and obtain (x) any appropriate equitable relief (including but not limited to specific performance, temporary restraining order and temporary and permanent injunction), (y) other monetary relief, and other relief, at law or in equity, for other causes of action which may have resulted from Employee's breach or violation (such as intentional interference with contractual or business relations in the event an employee is solicited by Employee for a competitive position and such employee is subject to a covenant-not-to-compete), or (z) monetary and other relief, at law or in equity, from or against persons or entities other than Employee.

         8. EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 5, 6 AND 7

            In addition to the remedies referred to in Section 7(b) above, Employee agrees that if Employee breaches or violates any of Employee's covenants or agreements in Sections 5, 6 and 7 hereof, Employer shall be entitled to an accounting and repayment of any and all profits, compensation, commissions, payments and benefits which Employee directly or indirectly has realized and realizes as a result of, or in connection with, any such breach or violation. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 5, 6 and 7 hereof, Employer shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without, unless otherwise required by statute, being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee. Employer shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered. It is understood that resort by Employer to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer may have with respect to such breach or violation.

         9. REASONABLENESS OF RESTRICTIONS

            (a) REASONABLENESS. Employee acknowledges that any breach or violation of Sections 5, 6 and 7 hereof will likely cause irreparable injury and damage to Employer and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 5, 6 and 7 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including the time period, geographical limits and scope of activity restricted) are fair and reasonable and do not impose a greater restraint than is necessary for the protection of the trade secrets, goodwill and other legitimate business interests of Employer.

            (b) SEVERABILITY. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 5, 6 and 7 hereof be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 5, 6 and 7 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction (which a court, in lieu of striking a provision entirely, is urged by the parties to do), the remaining provisions and restrictions shall continue to be valid and enforceable as though the invalid or unenforceable provision or restriction had not been included. In the event that any such provision relating to time period, geographical limits or scope of activity restricted (collectively "Limitations") shall be declared by a court of competent jurisdiction to exceed the maximum or permissible Limitations such court deems reasonable and enforceable, Limitations shall be deemed to become and shall then be the maximum Limitations which such court deems reasonable and enforceable.

            (c) SURVIVABILITY. The restrictions, acknowledgments, covenants and agreements of Employee set forth in Sections 5, 6, 7, 8, 9, 10, 14, 15, 16, 17 and 18 of this Agreement shall survive any termination of Employee's employment (for any or no reason, including expiration of the Employment Term).

         10. OWNERSHIP OF WORK DEVELOPED IN WHOLE OR IN PART BY EMPLOYEE

             Employee covenants and agrees with Employer that any and all formulae, devices, patterns, know-how, technology, computer programs, documentation, processes, lists, compilations, literature, inventions, methodologies, techniques and other work product ("Work") created or developed in whole or in part by Employee (whether alone or in cooperation with others) while an employee of Employer, if created or developed in whole or in part (i) on Employer's premises, or (ii) during Employee's normal working hours, or (iii) with the use of Employer's resources, or (iv) based upon Employee's access to or knowledge of Confidential Information, no matter what such Work relates to or is about, shall immediately be disclosed by Employee to Employer and is and shall be solely Employer's property. Employee further covenants and agrees with Employer that any Work created or developed in whole or in part by Employee (whether alone or in cooperation with others) during the term of Employee's employment, even if wholly developed or created off Employer's premises, on Employee's own time, and without use of Employer's resources or Confidential Information, if related to Employer's or any of the other Companies' businesses, shall immediately be disclosed by Employee to Employer and is and shall be solely Employer's property. In all such cases, Employee agrees that Employer is the "person for whom the work was prepared" for the purposes of determining authorship of any copyright in the Work, and all of the Work shall be deemed "work made for hire" as that term is defined in Section 101 of the U.S. Copyright Act. In addition, all inventions, discoveries, improvements, trade secrets, trademarks, service marks, trade dress, know-how, names, ideas and other proprietary rights and intellectual property rights, whether or not patentable, embodied in, represented by, incorporated in, part of, or relating to any of the Work (collectively, "Other Intellectual Property Rights") are, and shall be, as between Employer and Employee, the property of solely Employer, and, so there will be no doubt, Employee hereby assigns to Employer and its successors and assigns all of Employee's right, title and interest in and to all Other Intellectual Property Rights. If, for any reason, any of the Work is determined not to be a "work made for hire" under U.S. law or the law of any other jurisdiction, Employee agrees to assign, and does hereby assign, to Employer and its successors and assigns all of Employee's right, title and interest in and to all copyrights in all of the Work. Employee shall execute and deliver to Employer from time to time upon Employer's request such confirmatory assignments, instruments and other documents so as to evidence and confirm full record and beneficial ownership of Employer in all such Work. Employee hereby irrevocably appoints Employer as Employee's attorney-in-fact for the purpose of signing and delivering such assignments, instruments and other documents, such appointment being coupled with an interest. "Work" does not include works or inventions which do not relate to Employer's business and are wholly created or developed by Employee off Employer's premises, on Employee's own time and without use of Employer's resources or Confidential Information.

         11. NON-INTERFERENCE WITH THIRD-PARTY RIGHTS

             By signing this Agreement, and accepting employment or continued employment with Employer, Employee is representing and warranting to Employer that (a) Employee is free to accept or continue employment with Employer, meaning that Employee has no contractual or other commitments which restrict Employee from performing Employee's employment duties to the fullest extent, and
(b) only Employer is entitled to the benefit of Employee's work and efforts. Employer advises Employee that Employer has no interest in using any other person's patents, copyrights, trademarks, trade secrets or confidential or proprietary information ("Intellectual Property Rights") in an unlawful manner, and Employee agrees that Employee will not, in performing Employee's employment duties, make use of any Intellectual Property Rights belonging to another which Employer has no right to use. If Employee has any doubt about whether Employee is misusing Intellectual Property Rights of another, Employee shall promptly notify the General Counsel of Newco ("General Counsel"), so that General Counsel can ensure that Employer may investigate and make the appropriate decision.

         12. VIOLATION OF POLICIES BY OTHER EMPLOYEES

             Many, if not most, of Employer's employees are or will be required to sign this Agreement (or a similar agreement) as a condition of employment or continued employment with Employer. If Employee becomes aware that any other employee of Employer is violating any provisions of this Agreement, Employee shall promptly report such violation to the General Counsel.

The information provided, and its source, will be treated confidentially to the extent possible in the circumstances. While Employer understands that it is not always easy or pleasant to report wrongdoings of a co-worker, it is critically important that these provisions be observed by Employee, as violations of this Agreement may cause substantial and irreparable harm to Employer's business which would cause all employees of Employer to suffer.

         13. UNFAIR BUSINESS PRACTICES

             If, during Employee's employment with Employer, Employee learns or suspects that any unfair or questionable business practice may be occurring, Employee shall advise the General Counsel promptly. This obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances, and Employee should resolve all doubts by reporting the information in question to the General Counsel. In particular, if Employee receives an offer of any kind (kickbacks, job offers, gifts, offers of money in exchange for information, etc.) from any outside party or another employee of Employer, Employee shall immediately notify Employer and provide all information relating to such offer; provided, however, that this provision shall not require Employee to report a bona fide job offer that is not received in exchange for Employer's or other Companies' information or in connection with any questionable, improper or illegal purpose. No gift, favor, offer, benefit, promise to pay or other thing of value shall be offered, made or authorized by Employee for any questionable, improper or illegal purpose, nor shall any bribe or kickback be offered, made or authorized by Employee, directly or indirectly, regardless of motive, to or for the benefit of any customer, supplier or other person or entity doing business with Employer or any of the other Companies, or any employee or agent thereof, or to or for the benefit of any governmental official or employee.

         14. LAW APPLICABLE

             This Agreement shall be governed by and construed pursuant to the laws of the State of Florida. In the event of a dispute, exclusive venue shall be in the state or federal courts for Miami-Dade County, Florida.

         15. SUCCESSION

             This Agreement shall inure to the benefit of the parties and their respective heirs, administrators, legal representatives, successors (by merger or otherwise) and assigns and shall be binding upon the parties and their respective heirs, administrators, legal representatives and successors; however, this Agreement may not be assigned by Employee.

         16. NO WAIVER

             A waiver of any breach or violation of any term, provision or covenant contained in this Agreement shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be effective or binding.

         17. PRIOR OR SEPARATE AGREEMENTS

             This Agreement contains the entire agreement between Employer and Employee as of and after the Effective Time in Employee's capacity as an employee of Employer concerning its subject matter, and supersedes as of and after the Effective Time all prior and contemporaneous agreements, written or oral, including, without limitation, that certain Employment Agreement made as of February 1, 1999, between Employer and Employee, except that (i) any preexisting or prior agreements regarding confidentiality, non-solicitation, inventions, work product, proprietary rights, trade secrets and non-competition shall survive to the extent necessary to allow Employer maximum protection for its trade secrets, confidential information, goodwill and employee, licensee, independent contractor, consultant, distributor, retailer, reseller, customer and other business relationships and (ii) this Agreement and the covenants and agreements set forth herein are separate and independent of any Non-Competition and Non-Disclosure Agreement that has been executed and delivered by Employee concurrently herewith and the covenants and agreements set forth therein and, accordingly, no pursuit or enforcement of any particular right, power, privilege or remedy under this Agreement or such Non-Competition and Non-Disclosure Agreement (as the case may be) at any particular time or from time to time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Employer under this Agreement, such Non-Competition and Non-Disclosure Agreement or any other agreement (as the case may be)(2).

         18. ATTORNEY'S FEES

             In the event either party hereto prevails in any dispute arising from or relating to this Agreement, the non-prevailing party will be liable for the prevailing party's reasonable and necessary attorneys' and paralegals' fees and expenses and court costs before and at trial, in any other proceedings and at all appellate levels.

         19. EFFECTIVENESS

             This Agreement shall be effective as of and after the Effective Time. In the event the Merger Agreement is terminated before the Effective Time, this Agreement shall be null and void and of no further force and effect.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

--------
         (2)In the case of the Employment Agreement with E. Steven zum Tobel the following will be added: "and (iii) that certain letter dated March 1, 1999, from Employer to and accepted by Employee relating to the issuance to Employee of 444,444 shares (including 44,444 shares received by Employee as a dividend from Employer) of common stock, $.01 par value, of Employer and the vesting thereof shall remain in full force and effect."

         IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the day and year first written above to be effective as of and after the Effective Time.

                                           EMPLOYEE:



                                           Signature:___________________________
                                           Print Name:__________________________


                                           EMPLOYER:

                                           ONLINETRADINGINC.COM CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                   SCHEDULE A

                            POSITION AND COMPENSATION

Position:                  (3)

Annual Base Salary:        (4)

Bonus:                     (5)

--------

         (3) Farshid Tafazzoli - Chief Information Officer of Employer and Vice President of Newco; E. Steven zum Tobel - President of Employer and Vice President of Newco; and Derek J. Hernquist - Supervisor of Investment Research and Development and of Trading Desk of Employer.

         (4) $200,000 for Mr. Tafazzoli; $150,000 for Mr. zum Tobel; and $100,000 for Mr. Hernquist.

         (5) With respect to Mr. Tafazzoli: "Employee will be eligible for an annual discretionary bonus as, when and based on similar criteria that William
R. Cruz and Ralph L. Cruz are so eligible and as otherwise determined by the Compensation Committee of the Board of Directors of Newco"; with respect to Mr. zum Tobel: "Employee will be eligible for an annual discretionary bonus in line with bonuses (if any) of other executive officers of Newco having a similar position and consistent with his responsibilities and as otherwise determined by the Compensation Committee of the Board of Directors of Newco"; and with respect to Mr. Hernquist: "Employee will be eligible for an annual discretionary bonus consistent with his responsibilities and as otherwise determined by the Board of Directors of Employer or the Compensation Committee thereof."

                                   SCHEDULE B

                              PERMITTED ACTIVITIES

See attached list of activities.

                         NON-COMPETE EXCEPTIONS SCHEDULE

Securities trading for registered or unregistered hedge funds or as a firm trader for a broker-dealer.

Auditing or other strictly accounting services for broker-dealers that provide no Internet-based services; Teacher of securities related subjects at a college or university; Owner of, and/or Instructor at, schools or seminars preparing students for securities licensing tests; Financial planning/estate planning services (including without limitation acting as a Registered Investment Advisor); Investment banking services for any industry or market segment.

Owning or operating a software development or similar company unrelated to the securities industry or to securities or financial market analysis.

                                   EXHIBIT D-2

                                     FORM OF
                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

             THIS AGREEMENT, dated as of January 19, 2000 to be effective as of and after the Effective Time (as defined in the Merger Agreement described below) is by and among Online Trading Group, Inc., a Florida corporation, Omega Research, Inc., a Florida corporation ("Omega"), and onlinetradinginc.com corp. ("Online"), a Florida corporation, on the one hand, and _____________________ ("Shareholder"), on the other hand.

A. RECITALS

             1. Shareholder is, and will be up to and through the consummation of the mergers (collectively, the "Merger") contemplated under the Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), the owner of certain outstanding shares of either the common stock, $.01 par value, of Online ("Online Common Stock") or the common stock, $.01 par value, of Omega ("Omega Common Stock"). Pursuant to the Merger, Shareholder will receive either common stock, $.01 par value, of Newco ("Newco Common Stock") and cash for fractional shares in exchange for Online Common Stock owned by Shareholder or will receive Newco Common Stock in exchange for Omega Common Stock owned by Shareholder.

             2. Upon consummation of the Merger at the Effective Time, (i) Omega Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Omega Merger Sub"), will be merged with and into Omega, and the separate corporate existence of Merger Sub will cease and Omega will continue as the surviving corporation and (ii) Onlinetrading Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Online Merger Sub" and, together with Omega Merger Sub, the "Merger Subs") will be merged with and into Online, and the separate corporate existence of Online Merger Sub will cease and Online will continue as the surviving corporation.

             3. As a further result of the consummation of the Merger at the Effective Time, Newco will own one hundred percent of the common stock of the Surviving Corporations (as defined in the Merger Agreement) and Shareholder, together with all the other holders of Online Common Stock and Omega Common Stock, will effectively transfer ownership of the businesses of Online and Omega to Newco.

             4. Shareholder anticipates that the consummation of the Merger will cause Shareholder significant financial gain and advantage. Shareholder acknowledges and understands that the execution and delivery by Shareholder of this Agreement is a specific condition precedent to Newco, Omega, Online and Merger Subs entering into the Merger Agreement and the obligation of Newco, Omega, Online and Merger Subs to consummate and effect the Merger, and Shareholder is executing this Agreement in consideration of Newco, Omega, Online and Merger Subs entering into the Merger Agreement and consummation by Newco, Omega, Online and Merger Subs of, and as material inducement to Newco, Omega, Online and Merger Subs to consummate the Merger, resulting in Shareholder's receipt of the Newco Common Stock (and cash for fractional shares in the case of a shareholder of Online).

             5. The parties hereto acknowledge and agree that certain covenants are necessary to protect the value of the goodwill evidenced by the Online Common Stock or Omega Common Stock (as the case may be) relinquished by Shareholder in exchange for the Newco Common Stock, as well as the goodwill evidenced by the Newco Common Stock to be received by Shareholder in the Merger. The parties further agree that, since Shareholder's execution and delivery of this Agreement is a condition precedent to consummation of the Merger, this Agreement is therefore beneficial to all of the parties hereto.

             6. This Agreement covers various subjects, including (i) protection of Omega's and Online's goodwill, trade secrets and confidential information,
(ii) non-solicitation of Omega and Online's customers, licensees, independent contractors, consultants and employees, and (iii) restrictions on Shareholder's ability to compete with Omega or Online or participate in competitive businesses for a reasonable period of time on and after the Effective Time of this Agreement. Each of these subjects is equally important, and Shareholder agrees to faithfully and fully observe all covenants and agreements set forth below relating to each subject addressed, without exception.

             7. Shareholder has been informed and understands, that (a) Omega and Online have developed and own, and after the Merger will continue to collaboratively develop and own, at substantial effort and expense, products, services and valuable trade secrets and other valuable confidential business information, all of which have enhanced and are expected to continue to enhance the value of the Newco Common Stock, Omega Common Stock and Online Common Stock;
(b) Omega and Online have developed and/or will be developing important and substantial relationships with customers, licensees, independent contractors, consultants, strategic partners, vendors and/or other third parties having dealings or contractual relationships with Omega and Online many of which have been known to or will be made known to Shareholder in connection with Shareholder's business relationships with Omega and Online. In light of all of the foregoing, in order to protect Omega's and Online's legitimate business interests, including their goodwill and trade secrets, and in consideration for, and in order to induce, consummation of the Merger, Shareholder has agreed to make, for the separate benefit of and enforcement by each of Omega, Online and Newco, the reasonable covenants and agreements set forth below, all of which shall be effective as of and after the Effective Time.

         NOW, THEREFORE, it is agreed as follows:

         B. COVENANTS AND AGREEMENTS

         1. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

             (a) CONFIDENTIAL INFORMATION. Shareholder acknowledges that Shareholder has been informed by Omega and Online that it is Omega's and Online's policy to maintain as secret and confidential all information and materials (whether or not stamped or marked "Confidential" or bearing some other indicia of confidentiality) relating to (i) the financial conditions, operations and business interests, objectives, plans and strategies of Omega and Online,
(ii) the systems, know-how, records, products, product plans, product designs, marketing plans, specifications, drawings, product development, services, cost information, inventions, computer programs, technology, marketing and sales strategies, techniques and/or programs, trading and investment strategies and analyses, formulae, methods, methodologies, manuals, proprietary software, customer lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by Omega and Online, (iii) the nature and terms of Omega's and Online's relationships with their respective customers, licensees, subscribers, suppliers, lenders, underwriters, stock exchanges, clearing brokers, vendors, consultants, independent contractors, strategic partners, other third parties having dealings or contractual relationships with Omega and Online, attorneys, accountants and employees, and (iv) any proposed public or private offering of Omega and Online (all such information and materials are collectively referred to as "Confidential Information").

             (b) PROHIBITED DISCLOSURE. Shareholder agrees that Shareholder will not directly or indirectly at any time (including after the date on which Shareholder's employment, if any, with Online or Omega (as the case may be) terminates and including after Shareholder's ownership of any Newco Common Stock or Online Common Stock or Omega Common Stock (as the case may be) terminates) divulge, or disclose for any purpose (except as specifically authorized by both Omega and Online) to any persons, firms, corporations or other entities (collectively, "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except in the capacity of an employee of Omega or Online pursuant to any duties in the course and scope of his employment. "Confidential Information" does not include information that, at the time of disclosure, is part of the public domain or is generally known in Omega's and/or Online's industry without the fault or carelessness of Shareholder. If Shareholder is required by order of a court or other governmental or self-regulatory authority to disclose any Confidential Information, Shareholder will immediately notify Omega and Online so that Omega and Online may attempt to obtain an appropriate protective order, and, in all events, Shareholder will only disclose the portion of the Confidential Information required by such order to be disclosed.

         2. COVENANT-NOT-TO-COMPETE

             (a) COVENANT-NOT-TO-COMPETE. Shareholder covenants and agrees that for a period of ____(1)____ (__) years after the Effective Time (the "Effective Period"), Shareholder will not, directly or indirectly (as defined below), in any capacity (i) market, sell, provide or license, or be involved in the marketing, sale, provision or licensing of, any Financial Market Data Software Products or Software-Related Services (as defined below) to any person or entity who is or was a distributor, retailer, reseller, licensee, subscriber, client or customer of Omega or Online at any time during the two (2) years preceding the Effective Time through the conclusion of the Effective Period, or (ii) market, sell, provide or license, or be involved in the marketing, sale, provision or licensing of, any Financial Market Data Software Products or Software-Related Services (as defined below), in whole or in part via electronic commerce, telemarketing, telecommunication, cable, the Web or the Internet, anywhere within the world. "Financial Market Data Software Products or Software- Related Services" means (A) software products and/or services (including, without limitation, all browser based and other Internet related applications) which (1) collect or deliver financial market data (including but not limited to stocks, bonds, options, futures, commodities, other securities and/or fundamental company data), and/or (2) supply financial data to support online investing and trading, including in the form of financial Web sites and communities, and Internet-delivered streaming or other market data services, and/or (3) are or can be used to make, review or devise investment analyses or strategies, including, without limitation, charting, technical analysis and/or trading or investment strategy design, testing and/or automation and/or (B) securities brokerage services (including, without limitation, in connection with revenue sharing arrangements) and trading and other investment services and services and products ancillary to any such securities brokerage, trading or other investment services; provided, however, that "Financial Market Data Software Products or Software-Related Services" shall not include the activities specifically set forth on Exhibit A annexed hereto. Shareholder acknowledges that the businesses of Omega and Online are international in scope, that, due to the electronic and telephonic nature of Omega's and Online's businesses and the nature of their licensees, subscribers and customers, one could effectively compete with such businesses from nearly anywhere in the world, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Omega's and Online's respective goodwill, trade secrets and other legitimate business interests.

             (b) DEFINITION OF "DIRECTLY OR INDIRECTLY." For purposes of Section 2(a), "directly or indirectly" means to engage or participate in any venture, enterprise, activity or business which is materially involved (as hereinafter defined) in the marketing, selling, licensing or provision of Financial Market Data Software Products or Software-Related Services, passively (except for passive

--------

         (1) Four (4) years for each of Andrew A. Allen, Farshid Tafazzoli and Benedict S. Gambino, William R. Cruz and Ralph L. Cruz and two (2) years for each of E. Steven zum Tobel and Derek J. Hernquist.

investments in publicly-traded companies) or actively, as a sole proprietor, owner, director, officer, shareholder, partner, member, consultant, independent contractor, advisor, participant, employee or agent, or in any other manner. For purposes hereof, "materially involved" means that the venture, enterprise, activity or business directly or indirectly or together with any of its subsidiaries, affiliates or partners or through strategic alliances or any specific division or business unit of any such venture, enterprise, activity or business either (i) derives in any year 5% or more of its gross revenue from Financial Market Data Software Products or Software-Related Services or (ii) incurs in any year 5% or more of its expenses (operating and/or capital) in connection with or as a result of Financial Market Data Software Products or Software-Related Services.

         3. NON-SOLICITATION OF EMPLOYEES AND OTHERS.

             (a) NON-SOLICITATION OF EMPLOYEES AND OTHERS. Shareholder acknowledges that Omega and Online each devotes substantial time, effort and expense to the recruitment, selection, training, development and promotion of talented individuals for positions of significant responsibility with Omega and Online. Shareholder further acknowledges that it would be unfair to use Shareholder's familiarity with Omega's and Online's businesses, employees, independent contractors and consultants, to participate, directly or indirectly, in any activities designed to cause any of Omega's and Online's businesses, employees, independent contractors or consultants to cease performing services for either or both of Omega and Online. Accordingly, Shareholder covenants and agrees that for the later to occur of (i) one year following the date of termination of the direct and/or indirect beneficial ownership by Shareholder of all Newco Common Stock or (ii) two (2) years after the Effective Time, Shareholder will not, directly or indirectly, solicit the services of or recruit, whether on Shareholder's own behalf or on behalf of others, any of the following types of employees, independent contractors or consultants of Omega and Online: (i) executives, managers, supervisors or department directors; (ii) technicians, engineers, programmers, designers, developers or information, Web or Internet services workers (whether employees, independent contractors or consultants); (iii) product, project or task managers or supervisors (whether employees, independent contractors or consultants); (iv) sales, marketing, public or customer relations personnel or consultants; (v) brokers, traders, securities associates or salespersons or other similar types of personnel; (vi) financial or accounting services personnel or consultants; (vii) legal personnel; (viii) customer support personnel or consultants; or (ix) human resources personnel; provided, however, that such provision does not apply to Shareholder's attorneys, accountants, investment bankers and other professional advisors. Shareholder agrees not to persuade or cause, or attempt to persuade or cause, any such employee, independent contractor or consultant to leave Omega's or Online's employ or cease performing services for Omega or Online.

             (b) DAMAGES. Shareholder acknowledges that breach or violation of this covenant would cause substantial damages to Omega and/or Online. Shareholder agrees that, in the event of a breach or violation of this covenant of non-solicitation, Shareholder will be liable to compensate Omega and/or Online for all damages, including, without limitation, consequential damages, not limited to lost profits, expenses incurred to replace the employee or business relationship, finder's fees, sign-on bonuses and compensation, remuneration and/or benefits premiums paid to employees, independent contractors and consultants to secure their services to replace the lost relationship(s). The payment of such damages shall not limit, impair or diminish Omega's and/or Online's right to seek and obtain (x) any appropriate equitable relief (including but not limited to specific performance, temporary restraining order and temporary and permanent injunction), (y) other monetary and other relief, at law or in equity, for other causes of action which may have resulted from Shareholder's breach or violation (such as intentional interference with contractual or business relations in the event an employee is solicited by Shareholder for a competitive position and such employee is subject to a covenant-not-to-compete), or (z) monetary and other relief, at law or in equity, from or against persons or entities other than Shareholder.

         4. REMEDIES FOR BREACH OF SECTIONS 1, 2 AND 3

             In addition to the remedies referred to in Section 3(b), above Shareholder agrees that, if Shareholder breaches or violates any of Shareholder's covenants or agreements in Section 1, 2 and 3 hereof, Omega and Online shall be entitled to an accounting and repayment of any and all profits, compensation, commissions, payments and benefits which Shareholder directly or indirectly has realized and realizes as a result of, or in connection with, any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Section 1, 2 and 3 hereof, Omega and Online shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without, unless otherwise required by statute, being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened breach or violation by Shareholder. Omega and Online shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered. It is understood that resort by Omega and Online (or either of them) to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Omega and Online (or either of them) may have with respect to such breach or violation.

         5. REASONABLENESS OF RESTRICTIONS

             (a) REASONABLENESS. Shareholder acknowledges that any breach or violation of Section 1, 2 or 3 hereof will likely cause irreparable injury and damage to each of Omega and Online and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Shareholder further acknowledges that Shareholder has carefully read and considered the provisions of Sections 1, 2 and 3 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including the time period, geographical limits and scope of activity restricted) are fair and reasonable and do not impose a greater restraint than is necessary for the protection of the trade secrets, goodwill and other legitimate business interests of each of Omega and Online.

             (b) SEVERABILITY. Shareholder understands and intends that each provision and restriction agreed to by Shareholder in Sections 1, 2 and 3 hereof be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 1, 2 and/or 3 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction (which a court, in lieu of striking a provision entirely, is urged by the parties to do), the remaining provisions and restrictions shall continue to be valid and enforceable as though the invalid or unenforceable provision or restriction had not been included. In the event that any provision relating to time period, geographical limits or scope of activity restricted (collectively, "Limitations") shall be declared by a court of competent jurisdiction to exceed the maximum or permissible Limitations such court deems reasonable and enforceable, said Limitations shall be deemed to become and shall then be the maximum Limitations which such court deems reasonable and enforceable.

             (c) DEFINITIONS. For purposes of Sections 1, 2 and 3 of this Agreement, the terms Omega and Online (a "Company") each includes such Company (and its successor by merger or otherwise) and any parent corporations of such Company (or its successors) and all direct and indirect subsidiaries of such Company (or its successor) and its parent corporation.

         6. LAW APPLICABLE

             This Agreement shall be governed by and construed pursuant to the laws of the State of Florida. In the event of a dispute, exclusive venue shall lie in the state or federal courts for Miami-Dade County, Florida.

         7. SUCCESSION

             This Agreement shall inure to the benefit of the parties and their respective heirs, administrators, legal representatives, successors (by merger or otherwise) and assigns and shall be binding upon the parties and their respective heirs, administrators, legal representatives and successors.

         8. NO WAIVER

             A waiver of any breach or violation of any term, provision or covenant contained in this Agreement shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be effective or binding.

         9. SEPARATE AGREEMENT; CUMULATIVE REMEDIES

             This Agreement and the covenants and agreements set forth herein are separate and independent of any Employment Agreement that has been executed and delivered by Shareholder in connection with the Merger or any other agreement previously executed by Shareholder with either Omega or Online and the covenants and agreements set forth therein. Accordingly, no pursuit or enforcement of any particular right, power, privilege or remedy under this Agreement or under such Agreement Regarding Employment (as the case may be) at any particular time or from time to time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Omega or Online under this Agreement, such Employment Agreement or any other agreement (as the case may be).

         10. ATTORNEY'S FEES

             In the event any party hereto prevails in any dispute arising from or relating to this Agreement, the nonprevailing party will be liable for the prevailing party's reasonable and necessary attorneys' and paralegals' fees and expenses and court costs before and at trial, in any other proceedings and at all appellate levels.

         11. TERMINATION OF MERGER AGREEMENT.

             In the event that the Merger is not consummated and the Merger Agreement is terminated before the Effective Time, this Agreement shall be null and void and of no further force or effect.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

             IN WITNESS WHEREOF, the undersigned have executed this Non-Competition and Non- Disclosure Agreement as of the day and year first above written to be effective as of and after the Effective Time.

                                           SHAREHOLDER:

                                           Signature:___________________________
                                           Print Name:__________________________


                                           ONLINE TRADING GROUP, INC.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           OMEGA RESEARCH, INC.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           ONLINETRADINGINC.COM CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT A

                              PERMITTED ACTIVITIES

See attached list of activities.

                         NON-COMPETE EXCEPTIONS SCHEDULE

Securities trading for registered or unregistered hedge funds or as a firm trader for a broker-dealer.

Auditing or other strictly accounting services for broker-dealers that provide no Internet-based services; Teacher of securities related subjects at a college or university; Owner of, and/or Instructor at, schools or seminars preparing students for securities licensing tests; Financial planning/estate planning services (including without limitation acting as a Registered Investment Advisor); Investment banking services for any industry or market segment.

Owning or operating a software development or similar company unrelated to the securities industry or to securities or financial market analysis.